Exhibit 15.1

Oncolyze

Biotech company aiming to treat cancer by exploding cancer cells

Edit Profile

Follow

$1,255,761	$3.45492	$30,000,000
Amount Reserved	Share Price	Pre-Money valuation

RESERVE

By making a reservation, you are requesting a spot to invest in Oncolyze's upcoming offering. A reservation is non-binding and you may change the amount at any time.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A copy of the Preliminary Offering Circular that forms a part of the Offering Statement may be obtained both here and below.

Company Highlights

- Lead drug candidate (OM-301) has generated positive results in treating Acute Myelogenous Leukemia (AML), the company's first target demographic (the AML patient population has a significant unmet need, with a 5-year survival rate of only 25%)
- Successfully completed in vitro and in vivo (mice) experiments, which support the notion that OM-301 breaks down cancer cells and significantly increases survival rates (from 93 days to 156.5 days); funding from this round goes towards Phase 1/2 of FDA trials
- OM-301 has received Orphan Drug Designation from the FDA for the treatment of acute myeloid leukemia
- IP includes three pending patent families covering selective lysis of cancer cells with OM-301, stable formulations of OM-301 and other peptides, and HDM2 antibodies for use in the treatment of cancer
- Management team brings over 100 years of experience across healthcare and leading institutions such as Pfizer, Johnson & Johnson, and Medimmune; advisors include medical experts such as the Chief of Leukemia at Memorial Sloan Kettering, the Chief of Molecular Hematology at MD Anderson, and the Chief of Leukemia at City of Hope

Fundraise Highlights

- Total Round Size: US $15,000,000
- Raise Description: Series A
- Minimum Investment: US $1,000 per investor
- Security Type: Preferred Equity
- Pre-Money valuation : US $30,000,000
- Target Minimum Raise Amount: US $3,000,000

Our mission is to provide cancer patients with a novel therapy that selectively attacks cancer cells and pokes holes in their cell membrane, causing these cancer cells to explode and die (called lysis and necrosis) while leaving normal cells intact.

PROFILE MENU

RESERVE

Highlights
Overview
The Team
Term Sheet
Prior Rounds
Market Landscape
Offering Circular
Data Room
Updates
33 Comments
FAQs
SeedInvest

The Problem

Cancer is the second leading cause of death globally, killing 10 million cancer patients yearly worldwide. The estimated total annual economic impact of cancer is more than $1 trillion in the US alone. There are many types of cancer, but one of the deadliest is acute myelogenous leukemia (AML). Patients with this blood cancer have only a 1 in 4 chance of living for 5 years after diagnosis. As a result, there remains a significant need for more efficacious treatments.

Our Solution

Oncolyze has designed a novel anti-cancer drug (OM-301) that targets a cell surface protein (HDM2) which is unique to cancer cells. OM-301 has two components. The first, a targeting segment, finds HDM2 residing on the external surface of nearly all cancer cells but not normal cells. Once OM-301 finds the HDM2 and anchors, the second segment pokes holes in the surface and kills the cancer cell almost instantly.

Because OM-301 acts on the outside of a cancer cell, we think that its efficacy will be independent of cancer genetics; that is, it will work in cancer patients regardless of mutation type. This is important because AML can be caused by a variety of mutations in a number of proteins in blood cells. Some recently approved drugs only work for a subset of patients, whereas we believe that OM-301 could help most if not all AML patients, especially those with hard-to-treat mutations.

AML is our immediate focus. We have preclinical in vivo evidence supporting the potential use of OM-301 in a number of other types of cancers, including Multiple Myeloma (another blood cancer) and solid tumors such as colon, pancreatic, and sarcoma. We know that our target exists on the cell surface of over 25 types of cancer. If approved by the FDA, as far as we are aware of, OM-301 will be the only therapeutic that treats cancer by targeting this cell-surface HDM2 protein.

Pitch Deck


ONCOLYZE™
Late-stage preclinical biopharmaceutical company
Based in New York City
Developing innovative cancer therapeutics
A BIOTECH COMPANY AIMING TO TREAT CANCER BY EXPLODING CANCER CELLS

DOWNLOAD

‹ ›

The Team

Founders and Officers



Steven J. Evans, MD
FOUNDER, DIRECTOR & CEO

Dr. Evans is an experienced entrepreneur with a 25 year career in the life sciences. Prior to founding Oncolyze, he was CEO of Althera, a company he led through critical restructuring, bridge financing, formation of a US subsidiary, and a successful exit via a stock swap.

Prior to Althera, he was co-founder & CEO of ImaCor Medical Technologies, where he secured more than $10M in financing and led the company through clinical trials, manufacturing and FDA clearance. In addition to his entrepreneurial activities, he has been a strategic advisor to many multinational companies like Biosense, J&J, Medtronic, and Guidant, as well as to venture funds focused on new medical technologies.

Dr. Evans obtained his MD from the New York University School of Medicine and completed a fellowship in Cardiovascular Disease and Electrophysiology at Cedars-Sinai Hospital.



Alex Stojanovic, PhD
CHIEF OPERATING OFFICER

Dr. Stojanovic joined Oncolyze in 2019 as Chief Operating Officer. He brings 15 years of global consulting and operational experience in the life sciences and has worked or consulted for more than 50 public and private companies.

Prior to Oncolyze, he was Vice President of Business Development & Commercial Operations at Phosphagenics, where he played an instrumental role in overhauling the corporate brand, vision and strategy. He guided the company to reposition R&D efforts, resulting in more than half a dozen new assets and a major partnership with Terumo. Prior to Phosphagenics, he was Head of New Products Marketing at Grunenthal where he led the commercial development of novel pain therapeutics.

PROFILE MENU
RESERVE

Highlights
Overview
The Team
Term Sheet
Prior Rounds
Market Lands
Offering Circular
Data Room
Updates
33 comments
FAQs
SeedInve



Dr. Stojanovic was a NIH Postdoctoral Fellow at Northwestern University. He earned BS degrees in Chemistry and Cell Biology at the University of Illinois and a PhD in Pharmacology & Toxicology at Dartmouth College.



Larry Altstiel MD, PhD

CHIEF SCIENTIFIC OFFICER

Dr. Altstiel joined Oncolyze in 2019 as Chief Scientific Officer. Before joining Oncolyze, he served as Chief Medical Officer and Executive Vice President of vTv Therapeutics Inc. Prior to that, he was Founder & CEO of Provectra Biotherapeutics, a biotechnology company developing novel gene therapy for neurodegenerative diseases.

Earlier in his career, Dr. Altstiel served as VP of Neuroscience Clinical Development and Neuroscience Therapeutic Area Clinical Lead, at Pfizer. He was responsible for all preclinical biology, early phase clinical research through proof of concept and subsequent Phase 3 clinical trials.

Dr. Altstiel was a NIH Postdoctoral Fellow at The Biological Laboratories, Harvard University. He earned a BS in Chemistry / Physics at the University of Illinois, a PhD in Cell Biology, Virology and Physical Chemistry at The Rockefeller University and a MD at The University of Miami, Miller School of Medicine.



Alexander Zukiwski, MD

DIRECTOR & CLINICAL ADVISOR

Dr. Zukiwski has more than 22 years of experience in global drug development and has supported the clinical evaluation and registration of many therapeutics. He currently serves as the Chief Medical Officer of CASI Pharmaceuticals.

He was Chief Executive Officer and Chief Medical Officer of Arno Therapeutics and has been a Director of Arno Therapeutics since 2014. Prior to Arno, he served as Chief Medical Officer and EVP of Clinical Research at MedImmune. Prior to MedImmune, Dr. Zukiwski held key clinical roles at J&J, Ortho Biotech, Hoffmann-LaRoche, Glaxo Wellcome and Rhone-Poulenc Rorer. He has served as a Member of the Medical Advisory Board at Gem Pharmaceuticals and a Director of Ambit Biosciences.

Dr. Zukiwski holds a bachelor's degree in pharmacy from the University of Alberta and a MD degree from the University of Calgary. He conducted post-graduate training at the University of Texas MD Anderson Cancer Center.



John H Abeles, MD

FOUNDER & DIRECTOR

Dr. Abeles is General Partner at Northlea Partners, a family office through which he has promulgated and founded many early stage biomedical companies, including Oncolyze. Several of these companies have had successful exits, either through acquisition or IPO.

Earlier in his career, Dr. Abeles became the first full-time Wall Street healthcare analyst with MD qualifications, at Kidder Peabody. He also held senior medical positions with Sterling Drug, Pfizer and USV. He has served as an Advisory Board Member of the College of Chemistry, University of California, Berkeley, an external member of the SPARK program at Stanford University, and an Advisory Board member of the Higuchi BioSciences Institute at the University of Kansas. He is a Fellow of the Royal Society of Medicine, London.

Dr. Abeles received his medical degree and a degree in Physiology and Pharmacology from the University of Birmingham, England.



Barbara Carlin, MBA, CPA

CONSULTING CHIEF FINANCIAL OFFICER

Barbara Carlin, who is employed by Danforth Advisors, has served as our chief financial officer (CFO) since 2021. Since April 2020, she has been serving as Managing Director, Mid-Atlantic for Danforth Advisors, where she serves as a consultant for life science companies. Prior to joining Danforth Advisors, she served as CFO of Enterin, Inc. from May 2019 to March 2020. She previously held finance leadership roles at Egalet Corporation, Sobi, Inc., Topaz Pharmaceuticals, Inc., Genaera Corporation and Vicuron Pharmaceuticals, Inc. She began her career as an auditor at Deloitte. Barbara is a certified public accountant licensed in the Commonwealth of Pennsylvania and holds a BS in Accounting and MBA in Pharmaceutical and Healthcare Marketing from St. Joseph's University.

Notable Advisors & Investors



Rosemary Mazanet, MD, PhD

Advisor, DIRECTOR



James L. Foght, PhD

Advisor, DIRECTOR

PROFI
VE

Daniel Von Hof, MD, FACP Advisor, SCIENTIFIC ADVISOR Matthew Pincus, MD, PhD Advisor, SCIENTIFIC ADVISOR Michael Andreef, MD, PhD Advisor, SCIENTIFIC COLLABORATOR AND ADVISOR Martin Tallman, MD Advisor, SCIENTIFIC ADVISOR William Haseltine, PhD Advisor, BUSINESS ADVISOR Guido Marcucci, MD Advisor, SCIENTIFIC COLLABORATOR AND ADVISOR Term Sheet Fundraising Description Round type: Series A Round size: US $15,000,000 Minimum investment: US $1,000 Target Minimum: US $3,000,000 Key Terms Security Type: Preferred Equity Share price: US $3.45492 Pre-Money valuation: US $30,000,000 Additional Terms Custody of Shares Investors who invest less than $100,000 will have their securities held in trust with a Custodian that will serve as a single shareholder of record. These investors will be subject to the Custodian’s Account Agreement, including the electronic delivery of all required information.  Closing Conditions SI Securities, LLC has the authority to prevent a closing from occurring if it determines, in its sole discretion, that this investment is no longer suitable at the time of the closing, which includes, but is not limited to, the Company raising at least US $3,000,000 in connection to the current round. Use of Proceeds RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest

If Minimum Amount Is Raised Pre-Clinical & Manufact… Personnel Administrative, Legal & … Financing If Maximum Amount Is Raised Pre-Clinical & Manufact… Clinical Trial (Phase 1/2… Personnel Administrative, Legal & … Financing This chart does not represent guarantees of future valuation growth and/or declines. Prior Rounds The graph below illustrates the valuation cap or the pre-money valuation of Oncolyze's prior rounds by year. Pre-Seed (Common) Seed (Common) Other Warrants (Preferred) Bridge (Convertible) Bridge (SAFE) Current Series A (Preferred) $0 $5000000 $10000000 $15000000 $20000000 $25000000 $30000000 $35000000 Pre-Seed Round Size US $155,000 Closed Date Dec 31, 2013 Security Type Common Equity Pre-Money valuation US $1,570,000 Seed Round Size US $1,140,000 Closed Date Jun 30, 2018 Security Type Common Equity Pre-Money valuation US $5,500,000 Warrants RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest

Highlights
Overview
The Team
Term Sheet
Prior Rounds
Market Landscape
Offering Circular
Data Room
Updates
33 comments
FAQs
SeedInvest

Round Size	US $300,000
Closed Date	Apr 30, 2019
Security Type	Preferred Equity

Bridge

Round Size	US $100,000
Closed Date	Jun 30, 2020
Security Type	Convertible Note
Valuation Cap	US $16,000,000

Bridge

Round Size	US $350,000
Closed Date	Jun 30, 2021
Security Type	SAFE Note
Valuation Cap	US $20,000,000

Market Landscape


$4 000 000 000
$3 000 000 000
$2 000 000 000
$1 000 000 000
$0
2019
2027

The global market for AML therapeutics is forecasted to grow at a rate of at least 10% from about $1.5B in 2019 to about $3.5B in 2027 (reportsanddata.com/report-detail/acute-myeloid-leukemia-therapeutics-market).

Cancer is the second leading cause of death globally. There are about 18 million people that have cancer each year, and about 10 million cancer patients die each year around the world. The estimated total annual economic impact of cancer is more than $1 trillion in the US alone. Reports suggest that the global market for cancer therapeutics is between $150B and $200B per year (www.thebusinessresearchcompany.com/report/oncology-drugs-market). It is expected to grow to about $280B by 2023 and more than $400B in 2030.

There are many types of cancer, but one of the deadliest is acute myelogenous leukemia (AML). Patients with this blood cancer have only a 1 in 4 chance of living for 5 years after diagnosis. The global market for AML therapeutics is forecasted to grow at a rate of at least 10% from about $1.5B in 2019 to about $3.5B in 2027 (reportsanddata.com/report-detail/acute-myeloid-leukemia-therapeutics-market).

The American Cancer Society estimates 20,000 - 25,000 new cases of AML in the US each year. Worldwide, it is estimated that there are about 1 million patients with AML. First-line treatment of AML consists of chemotherapy in two phases: induction and consolidation therapy. The goal of induction therapy is to achieve a complete remission by reducing the number of leukemic cells to an undetectable level; the goal of consolidation therapy is to eliminate any residual undetectable disease and achieve a cure.

About 50% to 75% of AML patients will achieve remission. Yet, even after complete remission, leukemic cells including leukemic stem cells, likely remain in numbers too small to be detected with current diagnostic techniques. Without additional consolidation therapy, almost all AML patients will eventually relapse. Relapse is common, the prognosis is poor and treatment options for relapsed AML are quite limited.

Risks and Disclosures

We are a preclinical stage biopharmaceutical company with a limited operating history and have incurred significant losses since our inception. We expect to incur losses over at least the next several years and may never achieve or maintain profitability.

We are a preclinical stage biopharmaceutical company with a limited operating history. Our net losses were $1.38 million and $0.90 million for the fiscal years ended June 30, 2020 and 2021, respectively and $0.7 million for the six months ended December 31, 2021. To date, we have not generated any revenue from product sales and have financed our operations primarily through sales of our equity interests. We are still in the early stages of development of OM-301 and our other product candidates and expect to initiate our first clinical trial in the second half of 2023. As such, we expect that it will be several years, if ever, before we have a product candidate ready for regulatory licensure and commercialization. We may never succeed in these activities and, even if we do, may never generate revenues that are significant enough to achieve profitability. To become and remain profitable, we must succeed in developing, obtaining marketing licensure for and commercializing products that generate significant revenue. This will require us to be successful in a range of challenging activities, including, without limitation, procuring clinical- and commercial-scale manufacturing, successfully completing preclinical studies and clinical trials of our product candidates,

PROFILE MENU
RESERVE

establishing arrangements with third parties for the conduct of our clinical trials, obtaining marketing licensure for our product candidates, manufacturing, marketing and selling any products for which we may obtain marketing licensure, discovering or obtaining rights to additional product candidates, identifying collaborators to develop product candidates we identify or additional uses of existing product candidates and successfully completing development of product candidates for our collaboration partners. We expect to continue to incur signifcant expenses and increasing operating losses for at least the next several years. We anticipate that our expenses will increase substantially if and as we: manufacture product candidates, conduct IND-enabling preclinical studies and submit INDs and initiate Phase 1 clinical trials for OM-301; select additional product candidate programs to take into development including manufacturing product candidates, conducting IND-enabling studies, submitting INDs and initiating Phase 1 clinical trials; initiate, conduct and successfully complete later-stage clinical trials; scale up external manufacturing capabilities for later stage trials and to commercialize our product candidates; seek marketing licenses for any product candidates that successfully complete clinical trials and gain approval; ultimately establish a sales, marketing and distribution infrastructure for which we may obtain marketing licensure; expand, maintain and protect our intellectual property portfolio; and hire additional clinical, regulatory, scientifc, operational, fnancial and management information personnel. Our expenses could increase beyond our expectations if we are required by the FDA, the European Medicines Agency, or EMA, or other comparable regulatory authorities to perform trials in addition to those that we currently expect to perform, or if we experience any delays in establishing appropriate manufacturing arrangements for completing our planned preclinical studies and clinical trials or the clinical development of any of our product candidates. Because of the numerous risks and uncertainties associated with biopharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses we will incur or when, if ever, we will be able to achieve proftability. Even if we do achieve proftability, we may not be able to sustain or increase proftability on a quarterly or annual basis. Our failure to become and remain proftable would depress the value of our company and could impair our ability to raise capital, expand our business, maintain our research and development eforts or continue operations. If one or more of the product candidates that we develop is approved for commercial sale, we anticipate incurring signifcant costs associated with commercializing those approved product candidates. Even if we are able to generate revenues from the sale of any approved products, we may not become proftable and may need to obtain additional funding to continue operations. We are entirely dependent on the success of our product candidates, including our lead product candidate OM-301, all of which are still in preclinical development, and these product candidates may fail to receive regulatory approval or may not be commercialized successfully. We have no product candidates approved for marketing in any jurisdiction, and we have never generated any revenue from product sales. The success of our business, including our ability to achieve and sustain positive cash fow from operations and proftability primarily depends upon obtaining regulatory approvals for and successfully commercializing our product candidates, either alone or with partners, which may never occur. We do not currently have the required approvals to market any of our product candidates in any market, and we may not receive them. We currently have inadequate fnancial or other resources to advance our product candidates through the clinical trial process. In addition, our clinical development programs for our product candidates may not lead to regulatory approval from the FDA, and we may therefore fail to commercialize our product candidates. Further, our product candidates may not receive regulatory approval even if we are successful in achieving positive results in planned and future clinical trials. We may not generate positive cash fow from operations or be proftable even if we succeed in commercializing our product candidates and we may not achieve or sustain proftability. Even if we achieve proftability in the future, we may not be able to sustain proftability in subsequent periods. Our company has a limited operating history and has been experiencing losses since its inception. The company was formed as a Delaware corporation in 2011 and is in the business of developing novel drugs. Drug development is expensive, and we may underestimate fnancial requirements to reach various milestones and how much time and investment we need for approval and/or to launch a new drug. It is likely that we will need to raise additional funds, the success of which is always uncertain. The company has incurred a net loss and has not generated any revenue from operations since inception. We believe that if results from our frst clinical trial are positive, we will be able to raise necessary additional funds from existing or new investors. However, there is no assurance that the company will ever be able to establish successful business operations, become proftable or generate sufcient revenues to operate our business or pay dividends. The auditor included a “going concern” note in its audit report. We may not have enough funds to sustain the business until it becomes proftable. Even if we raise funds through this ofering, we may not accurately anticipate how quickly we may use the funds and whether these funds are sufcient to bring the business to proftability. We operate in a highly competitive industry, dominated by several very large, well-capitalized market leaders, which is constantly evolving. New entrants to the market, existing competitor actions, or other changes in market dynamics could adversely impact us. The level of competition in the pharmaceutical industry is very high. There are many companies, some more established and experienced than Oncolyze, developing new therapeutics for AML and our other forms of cancer we may plan to target. The cancer therapy market is intensely competitive and subject to constant change and consolidation. Changes in market dynamics or actions of competitors or manufacturers, including industry consolidation and the emergence of new competitors and strategic alliances, could materially and adversely impact our business. Disruptive innovation by existing or new competitors could alter the competitive landscape in the future and require us to accurately identify and assess such changes and make timely and efective changes to our strategies and business model to compete efectively. We believe that our product’s mechanism of action remains unique. Some other competitors are aiming for similar mechanisms by leveraging CD33 and other cell surface molecules that are also present on normal cells, which could result in more of-target side efects than we anticipate with OM-301. We also believe that our primary product, OM-301 is well suited to be combined with some of these other treatments. However, if we are not able to anticipate and successfully respond to changes in market conditions and our competitors manage to develop safer or more cost-efective products, our business may sufer. A pandemic, epidemic, or outbreak of an infectious disease, such as COVID-19, may materially and adversely afect our business and our fnancial results and could cause a disruption to the development of our product candidates. Public health crises such as pandemics or similar outbreaks could adversely impact our business. In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes COVID-19 surfaced in Wuhan, China and has spread worldwide. The COVID-19 pandemic continues to evolve and to date has led to the implementation of various responses, including government- imposed quarantines, travel restrictions and other public health safety measures. The continued spread of COVID-19 and its variants globally could adversely impact our preclinical studies and clinical trial activities, including our supply chain and our ability to recruit and retain patients and subjects, principal investigators and site staf who, as healthcare providers, may have heightened exposure to COVID-19. Similar to other biopharmaceutical companies, we may experience delays in enrolling subjects in our clinical trials in the future. The extent to which COVID-19 (including its variants) and the global eforts to contain its spread will impact our business, including our operations, preclinical studies, clinical trials, and fnancial condition will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19. If we or any future third-parties with whom we partner (including manufacturers, vendors, strategic partners, clinical trial sites, and contract research organizations, or contract research organizations (CROs), or the FDA or other health authorities, experience delays or other disruptions associated with the COVID-19 pandemic, our ability to conduct our business and operations could be materially and adversely afected, which could prevent or delay our ability to continue development of our product candidates, and ultimately of reviews and approvals of our product candidates. We have been granted orphan drug designation for OM-301 to treat AML by the FDA. We may in the future apply for orphan drug status granted by the FDA and/or EMA for other indications for OM-301 or for other drug candidates for the treatment of rare diseases. Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that afects fewer than 200,000 individuals annually in the United States. We recently were granted this orphan drug designation by the FDA for OM-301 to treat AML in January 2022. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions afecting not more than 5 in 10,000 persons in the European Union. Additionally, such designation is granted for drugs intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufcient to justify the necessary investment in developing the drug. In the United States, orphan drug designation entitles a party to fnancial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. In addition, if a drug receives the frst FDA approval for the drug and indication for which it has orphan drug designation, the drug is entitled to seven years of market exclusivity, which means the FDA may not approve any other application for the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the drug with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a diferent drug for the same disease or condition, or the same drug for a diferent disease or condition. RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest

In the European Union, orphan drug designation also entitles a party to fnancial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufciently proftable so that market exclusivity is no longer justifed. While the company may wish to apply for Orphan Drug Designation for some of its other pipeline drug candidates, there is no guarantee that FDA or EMA (or any other international regulatory body) will grant an Orphan Drug Designation for any of such other drug candidates. If we are unable to receive approval from the FDA or EMA for the use our products, we will not be able to market and sell our products. Obtaining such authorization is dependent upon a number of factors which are not under our control. We may be exposed to claims and may not be able to obtain or maintain adequate product liability insurance, which may limit commercialization of our product candidates. Our business is exposed to the risk of product liability and other liability risks that are inherent in the development, manufacture, clinical testing and marketing of pharmaceutical products, and we will face an even greater risk if we commercialize our product candidates. These risks exist even if a product is approved for commercial sale by the FDA or regulatory authorities in other countries and manufactured in licensed facilities. Any side efects from our product candidates, manufacturing defects, misuse or abuse associated with our product candidates could result in injury to a patient or even death. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability, and a breach of warranty. Claims could also be asserted under state consumer protection acts. Claims that are successfully brought against us could have a material and adverse efect on our fnancial condition and results of operations and may require us to limit commercialization of our product candidates. Further, even if we are successful in defending claims brought against us, our reputation could sufer and a successful defense against any such claims would require signifcant fnancial and management resources. Regardless of merit or eventual outcome, product liability claims may also result in, among others: a decreased demand for our products; a withdrawal or recall of our products from the market; a withdrawal of participants from our ongoing clinical trials; the distraction of our management’s attention from our core business activities to defend such claims; additional costs to us to defend the related litigation; substantial monetary awards to trial participants and patients; regulatory investigation, product recalls, withdrawals or labeling, marketing or promotional restrictions a loss of revenue; and an inability to commercialize our product candidates. We intend to obtain insurance coverage. Our insurance may not provide adequate coverage against our potential liabilities. Furthermore, we, and any of our commercial partners, licensors and licensees may not be able to obtain or maintain insurance on acceptable terms, or at all. In addition, our commercial partners, licensors and licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufciently insured or have sufcient assets to satisfy any product liability claims. To the extent that they are uninsured or uninsurable, claims or losses that may be sufered by us, our commercial partners, licensors and licensees may have a material and adverse efect on our fnancial condition and results of operations. Our preclinical studies and clinical trials may not be successful and delays to such preclinical studies or clinical trials may cause our costs to increase and signifcantly impair our ability to commercialize our product candidates. Results of previous clinical trials or interim results of ongoing clinical trials may not be predictive of future results. Before we are able to commercialize OM-301 or any of our product candidates, we are required to undertake extensive preclinical studies and clinical trials to demonstrate that our product candidates are safe and efective for their intended uses. However, we cannot assure you that our product candidates, including OM-301, will, in preclinical studies and clinical trials, demonstrate the safety and efcacy traits necessary to obtain marketing approval. Due to the nature of drug product development, many product candidates, especially those in early stages of development, may be terminated during development. We have completed basic translational research in the preclinical development of OM-301. However, we have not completed IND-enabling toxicology preclinical studies or commenced clinical trials or successfully completed the clinical development of any of our product candidates and, accordingly, do not have a track record of successfully bringing product candidates to market. Additionally, the outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and preliminary and interim results of a clinical trial do not necessarily predict fnal results. Preclinical studies and clinical trials may fail due to factors such as faws in trial design, dose selection and patient enrollment criteria. The results of preclinical studies and early clinical trials may not be indicative of the results of subsequent clinical trials. Product candidates may, in later stages of clinical testing, fail to show the desired safety and efcacy traits despite having progressed through preclinical studies and earlier clinical trials. Moreover, there may be signifcant variability in safety or efcacy results between diferent trials of the same product candidate due to factors including, but not limited to, changes in trial protocols, diferences in the composition of the patient population, adherence to the dosing regimen and other trial protocols and amendments to protocols and the rate of drop-out among patients in a clinical trial. If our preclinical studies or clinical trials are not successful and we are unable to bring our product candidates to market as a result, our business and prospects may be materially and adversely afected. Furthermore, conducting preclinical studies and clinical trials is a costly and time-consuming process. The length of time required to conduct the required studies and trials may vary substantially according to the type, complexity, novelty and intended use of the product candidate. A single clinical trial may take up to several years to complete. Moreover, our preclinical studies and clinical trials may be delayed or halted due to various factors, including, among others: delays in raising the funding necessary to initiate or continue a clinical trial; delays in manufacturing sufcient quantities of clinical trial materials; delays in reaching agreement on acceptable terms with prospective contract research organizations and clinical trial sites; delays in obtaining institutional review board approval at clinical trial sites; delays in recruiting suitable patients to participate in a clinical trial; delays in patients’ completion of clinical trials or their post-treatment follow-up; regulatory authorities’ interpretation of our preclinical and clinical data; and unforeseen safety issues, including a high and unacceptable severity, or prevalence, of undesirable side efects or adverse events caused by our product candidates or similar drug products or product candidates. If our preclinical studies or clinical trials are delayed, the potential regulatory approval and commercialization of our product candidates will be delayed and as a result, we may incur substantial additional costs or not be able to recoup our investment in the development of our product candidates, which would have a material and adverse efect on our business. Our product candidates, including OM-301, may cause undesirable side efects or have other properties that could delay or prevent their regulatory approval, limit the commercial potential or result in signifcant negative consequences following any potential marketing approval. If our product candidates are associated with undesirable side efects or have characteristics that are unexpected, we may need to abandon our development or limit development to certain uses or subpopulations in which the undesirable side efects or other characteristics are less prevalent, less severe or more acceptable from a risk-beneft perspective. Any serious adverse or undesirable side efects identifed during the development of our product candidates could interrupt, delay or halt clinical trials and could result in the denial of regulatory approval by the FDA or other regulatory authorities for any or all targeted indications, and in turn prevent us from commercializing our product candidates and generating revenues from their sale. In addition, if any of our product candidates receive regulatory approval and we or others later identify undesirable adverse efects caused by the product, we could face one or more of the following consequences: regulatory authorities may require the addition of labeling statements, such as a boxed warning or a contraindication, or other safety labeling changes; regulatory authorities may require a risk evaluation and mitigation strategy, or REMS; regulatory authorities may withdraw their approval of the product; regulatory authorities may seize the product; we may be required to change the way that the product is administered, or conduct additional clinical trials or we may need to recall the product; RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest we may be subject to litigation or product liability claims, fnes, injunctions or criminal penalties; and our reputation may sufer. In light of widely publicized events concerning the safety risk of certain drug products, regulatory authorities, members of Congress, the U.S. Government Accountability Ofce, medical professionals and the general public have raised concerns about potential drug safety issues. These events have resulted in the withdrawal of drug products, revisions to drug labeling or boxed warnings that further limit use of the drug products and establishment of risk management programs that may, for instance, restrict distribution of drug products. The increased attention to drug safety issues may result in a more cautious approach by the FDA to clinical trials. Data from clinical trials may receive greater scrutiny with respect to safety, which may make the FDA or other regulatory authorities more likely to terminate clinical trials before completion or require longer or additional clinical trials that may result in substantial additional expense and a delay or failure in obtaining approval or approval for a more limited indication than originally sought. *Please refer to Ofering Circular for full list of Risk Factors General Risks and Disclosures Start-up investing is risky. Investing in startups is very risky, highly speculative, and should not be made by anyone who cannot aford to lose their entire investment. Unlike an investment in a mature business where there is a track record of revenue and income, the success of a startup or early-stage venture often relies on the development of a new product or service that may or may not fnd a market. Before investing, you should carefully consider the specifc risks and disclosures related to both this ofering type and the company which can be found in this company profle and the documents in the data room below. Your shares are not easily transferable. You should not plan on being able to readily transfer and/or resell your security. Currently there is no market or liquidity for theseshares and the company does not have any plans to list these shares on an exchange or other secondary market. At some point the company may choose to do so, but until then you should plan to hold your investment for a signifcant period of time before a "liquidation event" occurs. A "liquidation event" is when the company either lists their shares on an exchange, is acquired, or goes bankrupt. The Company may not pay dividends for the foreseeable future. Unless otherwise specifed in the ofering documents and subject to state law, you are not entitled to receive any dividends on your interest in the Company. Accordingly, any potential investor who anticipates the need for current dividends or income from an investment should not purchase any of the securities ofered on the Site. Valuation and capitalization. Unlike listed companies that are valued publicly through market-driven stock prices, the valuation of private companies, especially startups, is difcult to assess and you may risk overpaying for your investment. In addition, there may be additional classes of equity with rights that are superior to the class of equity being sold. You may only receive limited disclosure. While the company must disclose certain information, since the company is at an early-stage they may only be able to provide limited information about its business plan and operations because it does not have fully developed operations or a long history. The company may also only be obligated to fle information periodically regarding its business, including fnancial statements. A publicly listed company, in contrast, is required to fle annual and quarterly reports and promptly disclose certain events through continuing disclosure that you can use to evaluate the status of your investment. Investment in personnel. An early-stage investment is also an investment in the entrepreneur or management of the company. Being able to execute on the business plan is often an important factor in whether the business is viable and successful. You should be aware that a portion of your investment may fund the compensation of the company's employees, including its management. You should carefully review any disclosure regarding the company's use of proceeds. Possibility of fraud. In light of the relative ease with which early-stage companies can raise funds, it may be the case that certain opportunities turn out to be money-losing fraudulent schemes. As with other investments, there is no guarantee that investments will be immune from fraud. Lack of professional guidance. Many successful companies partially attribute their early success to the guidance of professional early-stage investors (e.g., angel investors and venture capital frms). These investors often negotiate for seats on the company's board of directors and play an important role through their resources, contacts and experience in assisting early-stage companies in executing on their business plans. An early-stage company may not have the beneft of such professional investors. Oncolyze's Preliminary Offering Circular The ofering circular is the legal document fled with the SEC for a Regulation A ofering and provides facts that an investor needs to make an informed investment decision. The ofering circular includes an overview of company and company's business, historical fnancials and capitalization, and key risk factors. Download Oncolyze's  Preliminary Ofering Circular here. Data Room NAME TYPE Financials (2 fles) Folder Fundraising Round (1 fle) Folder Miscellaneous (4 fles) Folder Oncolyze Deal Updates JULY 21 Get to know Oncolyze's advisory team of industry-leading experts Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells through their leading drug candidate, OM-301. The management … Read more 0 ❤ RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest

JUNE 29 Meet Oncolyze's CEO & Founder, Steven Evans M.D. Dr. Steven Evans is the founder, director, and CEO of Oncolyze, a biotech company aiming to treat cancer by exploding cancer cells. He is an… Read more 0 ❤ JUNE 29 SeedInvest's Biotech Webinar | Thursday, July 7th at 4pm ET Register here: https://circle.zoom.us/webinar/register/WN_2m-Y9vInT-CTVVP3TNEHyQ 0 ❤ JUNE 14 Independent fnancial research frm features anti-cancer drug developer, Oncolyz… InvestorPlace, one of America’s longest-standing independent fnancial research frms, recently featured Oncolyze, a biotech company aiming … Read more 0 ❤ 1 JUNE 9 Learn how Oncolyze's proprietary therapeutic, OM-301, hunts and explodes cancer … Cancer is the second leading cause of death globally, killing 10M cancer patients yearly worldwide. One of the deadliest cancers is acute my… Read more 0 ❤ JUNE 7 The importance of biotech investing Biotechnology is a science-driven industry sector that uses living organisms and molecular biology to produce healthcare-related products. T… Read more 0 ❤ JUNE 1 Oncolyze's Kick-of Invest Webinar | Thursday, June 9th at 4pm ET Register here: https://circle.zoom.us/webinar/register/WN_uatMQJXWQl6ZR7MAEwElYQ 0 ❤ Join the Conversation SeedInvest recommends founders refrain from posting contact information on their Discussion Boards. If you would like to connect with an investor directly please notify your dedicated campaign manager on SeedInvest’s Venture Growth team. Say something here... POST AARON K. · 15 days · Hide Comment Hello Steven - I hope this note fnds you and your team in both good health and good spirits. One question I want to ask is, given the platform Oncolyze is developing, are their any plans to combine your therapy with other types of targeted therapies such as CAR-T or gamma delta T cells to see what sort of efcacy your therapy has with others when targeting early or late stage AML? Would welcome your thoughts  and wishing your team continued success in your scientifc endeavors. Did you fnd this comment... Michael L. · 19 days · Hide Comment I haven't committed yet to investing and everything presented looks promising.  There's one nagging question in my head.  Why hasn't one of the big pharma companies stepped in to partner with you or buy out your company/research?  Surely, they are aware of this prospective drug and a few million dollars to them is  nothing.  I've invested in multiple seedinvest companies and it's always interesting to me why the company has turned to seedinvest for capital.  Thanks. Did you fnd this comment... 0 0 1 Steven E. · Team Member · 12 days · Hide Comment   Thank you for your question, and your good wishes! Our plan is to frst evaluate the safety/efcacy of OM-301 as a stand alone drug in relapsed/refractory AML.  We do plan to expand the use to combination therapy after we have the initial clinical trial results, which should help inform us of the next steps in that direction. Write a comment.. POST RESERVE PROFILE MENU Highlights Overview The Team Term Sheet Prior Rounds Market Landscape Ofering Circular Data Room  Updates  33 comments FAQs  SeedInvest

Highlights
Overview
The Team
Term Sheet
Prior Rounds
Market Landscape
Offering Circular
Data Room
Updates
33 comments
FAQs
SeedInvest

2 | 0

Steven E. · **Team Member** · 18 days · Hide Comment

1

Thank you for your question. What we have found, typically, is that the big pharma companies become interested when there is clinical data, and would rather spend a larger amount after clinical proof-of-concept than a smaller amount in the pre-clinical stage (there are of course exceptions to the this). We certainly plan to engage with existing pharma companies if our Phase I trial shows clinical benefit. Best, Dr. Evans

AARON K. · 15 days · Hide Comment

0

Just to add a quick note, I've read from research into biopharma companies that there are greater risks investing capital in a pre-clinical stage firm to one that has "graduated" to a phase 1 trial based on the results from a trial. Corporate venture capital firms in the pharma space (i.e., Pfizer, Astra Zeneca, et. al.) have lots of capital to deploy but will only do so when the data from a phase 1 trial is promising enough to warrant an investment. Given the challenging economic environment for raising capital in the biotech space, I would think more companies like Oncolyze will turn to crowdfunding platforms to raise capital during their pre-clinical phase/stage.

Write a comment..

POST

Andrew E. · a month • Hide Comment

What happens to the remains of the cancer cells after they are exploded, how are they removed from the body? Can OM-301 be targeted only to early stage AML or could it be targeted to later stage AML? Thank you.

Did you find this comment...

0 | 0

Steven E. · **Team Member** · a month · Hide Comment

1

Thank you for your questions.
After the cancer cells are exploded, what remains are fragments of the cell. This method of destroying cancer cells does not spread the cancer as the cell fragments are not cells anymore so cannot further make more cancer cells. The fragments of the destroyed cancer cells are taken up by other cells that our body has naturally to 'clean up', if you will, dead cell fragments (in fact, we are making new normal cells all the time as old ones die off...normal blood cells are a perfect example). These scavenger cells, such as macrophages, are adept at ingesting and degrading the fragments into their component parts which can then be excreted or utilized by the body. One of the advantages of killing cancer cells this way is that the fragments are also exposed to the patient's own immune cells which can potential then create a secondary beneficial response against the cancer.
Regarding which stage of AML can be targeted, our first clinical trial in fact will target patients with relapsed/refractory AML. If the trial is successful, further trials may be performed targeting earlier stages of AML with OM-301 even as first-line therapy.
Best,
Dr. Evans

Andrew E. · a month · Hide Comment

0

Thanks for the quick and clear response. Much appreciated. Very excited and hopeful about this work.

Write a comment..

POST

View More Posts ↓

Frequently Asked Questions

About Reg A Offerings

What does it mean that the SEC has qualified this offering?

"The SEC has qualified this offering" means the SEC has permitted Oncolyze to offer for sale the securities described in the Offering Circular to investors such as you. The SEC is not judging the merits, accuracy, or completeness of the offering and information in the Offering Circular.

Making an Investment in Oncolyze

How does investing work?
When you complete your investment on SeedInvest, your money will be transferred to an escrow account where an independent escrow agent will watch over your investment until it is accepted by Oncolyze. Once Oncolyze accepts your investment, and certain regulatory procedures are completed, your money will be transferred from the escrow account to Oncolyze in exchange for your securities. At that point, you will be a proud owner in Oncolyze.

What is the difference between preferred equity and a convertible note?
Preferred equity is usually issued to outside investors and carries rights and conditions that are different from that of common stock. For example, preferred equity may include rights that prevent or minimize the effects of dilution or grants special privileges in situations when the company is sold.
A *convertible note* is a unique form of debt that converts into equity, usually in conjunction with a future financing round. The investor effectively loans money to a startup with the expectation that they will receive equity in the company in the future at a discounted price per share when the company raises its next round of financing.
To learn more about startup investment types check out "How to Choose a Startup Investment" in our academy.

What will I need to complete my investment?
To make an investment, you will need the following information readily available:

1. Personal information such as your current address and phone number
2. Employment and employer information
3. Net worth and income information
4. Social Security Number or passport
5. ABA bank routing number and checking account number (typically found on a personal check or bank statement)

What if I change my mind about investing?
Until a closing occurs, you may cancel your investment at any time, for any reason. You will receive an email when the closing occurs and your securities have been issued. If you have already funded your investment and your funds are in escrow, your funds will be promptly refunded to you upon cancellation. To cancel your investment, please go to your portfolio page by clicking your profile icon in the top right corner.

After My Investment

PROFILE MENU
RESERVE

Highlights
Overview
The Team
Term Sheet
Prior Rounds
Market Landscape
Offering Circular
Data Room
Updates
33 comments
FAQs
SeedInvest

How can I sell my securities in the future?

Currently there is no market or liquidity for these securities. Right now Oncolyze does not plan to list these securities on a national exchange or another secondary market. At some point Oncolyze may choose to do so, but until then you should plan to hold your investment for a significant period of time before a "liquidation event" occurs. A "liquidation event" is when Oncolyze either lists their securities on an exchange, is acquired, or goes bankrupt.

How do I keep track of this investment?

You can return to SeedInvest at any time to view your portfolio of investments and obtain a summary statement.

Other General Questions

What is this page about?

This is Oncolyze's fundraising profile page, where you can find information that may be helpful for you to make an investment decision in their company. The information on this page includes the company overview, team bios, and the risks and disclosures related to this investment opportunity. You will also find a copy of the Oncolyze's Offering Circular, which has been qualified by the SEC. The Offering Circular includes important details about Oncolyze's fundraise that you should review before investing.

What are the risks of this investment?

This investment is highly speculative and should not be made by anyone who cannot afford to risk the entire investment amount. In addition to these risks, you should carefully consider the specific information and risks disclosed in Oncolyze's profile and Offering Circular.

Browse Investments

COMPANY
About Us
Meet The Team
Case Studies
Press & Media Kit
FAQs

HOW IT WORKS
Invest
Raise
Regulation A

LEARN
Equity Crowdfunding
Academy
Blog

JOIN
Investors
Entrepreneurs

LEGAL
Terms of Use
Privacy Policy
Cookie Notice
Legal Documents

Check out the background of our broker-dealer and investment professionals on FINRA's broker/check.

This site is operated by SeedInvest Technology, LLC ("SeedInvest"), which is not a registered broker-dealer. SeedInvest does not give investment advice, endorsement, analysis or recommendations with respect to any securities. All securities listed here are being offered by, and all information included on this site is the responsibility of, the applicable issuer of such securities. SeedInvest has not taken any steps to verify the adequacy, accuracy or completeness of any information. Neither SeedInvest nor any of its officers, directors, agents and employees makes any warranty, express or implied, of any kind whatsoever related to the adequacy, accuracy or completeness of any information on this site or the use of information on this site. By accessing this site and any pages thereof, you agree to be bound by the Terms of Use and Privacy Policy.

All securities-related activity is conducted by SI Securities, LLC ("SI Securities"), an affiliate of SeedInvest, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. SI Securities does not make investment recommendations and no communication, through this website or in any other medium should be construed as a recommendation for any security offered on or off this investment platform. Equity crowdfunding investments in private placements, and start-up investments in particular, are speculative and involve a high degree of risk and those investors who cannot afford to lose their entire investment should not invest in start-ups. Companies seeking startup investments through equity crowdfunding tend to be in earlier stages of development and their business model, products and services may not yet be fully developed, operational or tested in the public marketplace. There is no guarantee that the stated valuation and other terms are accurate or in agreement with the market or industry valuations. Additionally, investors may receive illiquid and/or restricted stock that may be subject to holding period requirements and/or liquidity concerns. In the most sensible investment strategy for start-up investing, start-ups should only be part of your overall investment portfolio. Further, the start-up portion of your portfolio may include a balanced portfolio of different start-ups. Investments in startups are highly illiquid and those investors who cannot hold an investment for the long term (at least 5-7 years) should not invest.

SI Securities does not provide custody services in connection any investments made through the platform. Customer securities and account balances, not held directly by the customer or in escrow, are held by New Direction Trust Company ("NDTCO") for the benefit of customers. NDTCO is an unaffiliated limited purpose trust company chartered under the laws of the State of Kansas.

© 2022 SeedInvest Technology, LLC · Made with care in NYC

PROFILE MENU

A BIOTECH COMPANY AIMING TO TREAT CANCER BY EXPLODING CANCER CELLS Late-stage preclinical biopharmaceutical company Based in New York City Developing innovative cancer therapeutics THE COMPANY IS “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. THIS PROCESS ALLOWS COMPANIES TO DETERMINE WHETHER THERE MAY BE INTEREST IN AN EVENTUAL OFFERING OF ITS SECURITIES. THE COMPANY IS NOT UNDER ANY OBLIGATION TO MAKE AN OFFERING UNDER REGULATION A. IT MAY CHOOSE TO MAKE AN OFFERING TO SOME, BUT NOT ALL, OF THE PEOPLE WHO INDICATE AN INTEREST IN INVESTING, AND THAT OFFERING MIGHT NOT BE MADE UNDER REGULATION A. IF THE COMPANY DOES GO AHEAD WITH AN OFFERING, IT WILL ONLY BE ABLE TO MAKE SALES AFTER IT HAS FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. THE INFORMATION IN THAT OFFERING STATEMENT WILL BE MORE COMPLETE THAN THE INFORMATION THE COMPANY IS PROVIDING NOW, AND COULD DIFFER IN IMPORTANT WAYS. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. NO MONEY OR OTHER CONSIDERATION IS BEING SOLICITED, AND IF SENT IN RESPONSE, WILL NOT BE ACCEPTED. NO OFFER TO BUY THE SECURITIES CAN BE ACCEPTED AND NO PART OF THE PURCHASE PRICE CAN BE RECEIVED UNTIL THE OFFERING STATEMENT FILED BY THE COMPANY WITH THE SEC HAS BEEN QUALIFIED BY THE SEC. ANY SUCH OFFER MAY BE WITHDRAWN OR REVOKED, WITHOUT OBLIGATION OR COMMITMENT OF ANY KIND, AT ANY TIME BEFORE NOTICE OF ACCEPTANCE GIVEN AFTER THE DATE OF QUALIFICATION. AN INDICATION OF INTEREST INVOLVES NO OBLIGATION OR COMMITMENT OF ANY KIND. AN OFFERING STATEMENT REGARDING THIS OFFERING HAS BEEN FILED WITH THE SEC. YOU MAY OBTAIN A COPY OF THE PRELIMINARY OFFERING CIRCULAR THAT IS PART OF THAT OFFERING STATEMENT HERE. THIS PRESENTATION MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS BASED INFORMATION CURRENTLY AVAILABLE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS AS THEY CONTAIN HYPOTHETICAL ILLUSTRATIONS OF MATHEMATICAL PRINCIPLES, ARE MEANT FOR ILLUSTRATIVE PURPOSES, AND THEY DO NOT REPRESENT GUARANTEES OF FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS, ALL OF WHICH CANNOT BE MADE. MOREOVER, NO PERSON NOR ANY OTHER PERSON OR ENTITY ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF FORWARD-LOOKING STATEMENTS, AND IS UNDER NO DUTY TO UPDATE ANY SUCH STATEMENTS TO CONFORM THEM TO ACTUAL RESULTS. DISCLAIMER 2

ONCOLYZE IS AN EARLY-STAGE BIOPHARMA, BASED IN NEW YORK, DEVELOPING INNOVATIVE CANCER THERAPEUTICS. OUR MISSION IS TO PROVIDE CANCER PATIENTS WITH A NOVEL TREATMENT THAT SELECTIVELY PICKS OUT CANCER CELLS AND POKES HOLES IN THEIR CELL MEMBRANE, CAUSING THEM TO EXPLODE AND DIE! CANCER IS THE SECOND LEADING CAUSE OF DEATH GLOBALLY 4 About 10 million cancer patients die each year around the world. Sources: https://www.who.int/health-topics/cancer; https://www.cancer.org/research/cancer-facts-statistics/global.html The estimated total annual economic impact of cancer is more than $1 trillion globally. About 18 million people have cancer each year around the world. 1 in 5 people will develop cancer by the age of 75

CHEMOTHERAPY IS AN IMPORTANT **FORM OF CANCER TREATMENT**


MANY TYPES OF CANCER TREATMENTS ARE AVAILABLE
Surgery
Radiation
Chemotherapy
Cell Therapy
Immunotherapy
Targeted Therapy
Blood Transfusion
Cryotherapy
Photodynamic Therapy

Many cancer patients receive **chemotherapy**: powerful drugs that kill fast-growing cancer cells.

Most of these drugs require **injection** directly into a vein (IV).

Most drugs attack the **DNA inside cancer cells**, preventing them from dividing and causing them to self-destruct.

ONCOLYZE
5

TARGETED THERAPY IS THE FOCUS OF **MOST ANTICANCER DRUG DEVELOPMENT**


MANY TYPES OF CANCER TREATMENTS ARE AVAILABLE
Surgery
Radiation
Chemotherapy
Cell Therapy
Immunotherapy
Targeted Therapy
Blood Transfusion
Cryotherapy
Photodynamic Therapy

Targeted therapies are much more specific than chemotherapy.

Targeted therapies are **strategically designed** to interact with specific targets located on cancer cells.

Targeted therapies **often block tumor cell proliferation**, whereas chemotherapy is cytotoxic (kills tumor cells).

ONCOLYZE
6

1 2 3 Targeting Piece (blue) Active Piece (red) Surface HDM2 (violet) OUR CONCEPT IS SIMPLE We have designed an anti-cancer drug (OM-301) that combines the best of chemotherapy + targeted therapy. The targeting piece finds a cancer-specific protein that sits on the external surface of nearly all cancer cells (HDM2) but not normal cells. Once OM-301 finds HDM2 and anchors, the active piece pokes holes in the surface, killing the cancer cell almost instantly. 7 OM-301 WORKS BY A NOVEL MECHANISM OF ACTION 8 OM-301 attaches to the HDM2 on the surface of cancer cells. Complexes of OM- 301 + HDM2 form many small pores in cancer cells. Pores allow fluid to rush in, causing the cancer cells to swell and explode! Targeting Piece (blue) Active Piece (red) Surface HDM2 (violet)

OM-301: CHEMOTHERAPY + TARGETED THERAPY IN ONE

OM-301 exploits a cell surface protein unique to cancer cells, like **targeted therapy.**	We think OM-301 is independent of cancer genetics; it appears to work at the surface, **regardless of mutation type.**	OM-301 is rapidly cytotoxic (kills cancer cells) like **chemotherapy**, but from the outside!
Better than chemotherapy, because it is more specific with less side effects anticipated	Better than targeted therapy, because HDM2 is present on many types of cancer cells	Better than chemotherapy, because it does not need to go inside the cancer cell to kill it

Note: These statements reflect management's current views and are meant for illustrative purposes.
They do not represent guarantees of future results, levels of activity, performance, or achievements, all of which cannot be made.

ONCOLYZE
9

DEVELOPMENT OVERVIEW


2008
Discovery that many **cancer cells express HDM2** on their cell surface. Normal cells do not.
2010
Researchers build OM-301 to target HDM2 on cancer cells. It **is shown to kill cancer cells.**
2011
Oncolyze is formed to begin developing OM-301 for the treatment of cancer
FDA
Manufacturing and formulation of OM-301 complete. Positive pre-IND feedback from FDA.
2015
2017
Oncolyze begins focusing on acute myelogenous leukemia (**AML**) **as a potential first target** for OM-301.
2019
Pre-clinical efficacy of OM-301 in AML shown by world-class team @ City of Hope.

ONCOLYZE
10

OUR KEY INDICATIONS QUALIFY FOR **ORPHAN DESIGNATION**

orphanet
AML and Multiple Myeloma qualify for orphan status

FDA
7 Years of exclusivity for an orphan designated product by FDA

Granted ✓ January 2022

EUROPEAN MEDICINES AGENCY
10 Years of exclusivity for an orphan designated product by EMA

Application	Country	Status	Subject Matter
2019247554	Australia	Filed: 4/8/2019	COMPOSITIONS FOR USE IN LYSIS OF SELECTIVE CANCER CELLS
3,096,978	Canada	Filed: 4/8/2019	COMPOSITIONS FOR USE IN LYSIS OF SELECTIVE CANCER CELLS
201980031072.3	China	Filed: 4/8/2019	COMPOSITIONS FOR USE IN LYSIS OF SELECTIVE CANCER CELLS
19781717.4	Europe (EP)	Filed: 4/6/2019	COMPOSITIONS FOR USE IN LYSIS OF SELECTIVE CANCER CELLS
17/045,620	US	Filed: 10/6/2020	COMPOSITIONS FOR USE IN LYSIS OF SELECTIVE CANCER CELLS
PCT/US2020/018552	PCT/WO	Filed: 2/18/2020	HDM2 ANTIBODY FOR USE IN TREATING CANCER
PCT/US2020/067161	PCT/WO	Filed: 12/2/8/2020	STABLE FORMULATIONS OF ANTI-CANCER PEPTIDES

In addition to orphan protection, we have filed a number of patents for building our product portfolio

ONCOLYZE 11

WHY ACUTE MYELOGENOUS **LEUKEMIA**?

TARGET PRESENT + UNIQUE
HDM2 is present on the surface of leukemic cells and leukemic stem cells! Not on normal blood cells.

IMPORTANCE
Many AML drugs can temporarily slow down leukemia by killing leukemic cells, but the stem cells continue dividing and replenishing the supply.

DEVASTATING DISEASE
Even with many treatment options, patients with AML only have a 25% chance of 5-year survival.

IMPORTANCE
The FDA has multiple fast-track programs available to support development of new AML drugs.

STRONG PRE-CLINICAL EVIDENCE
OM-301 treatment of AML mice resulted in a significant killing of both leukemic cells and leukemic stem cells.

IMPORTANCE
Results published in the journal Leukemia, a respected journal, indicate promise for OM-301 in AML patients.


Leukemia

WORLD CLASS EXPERTS
Our scientific advisors + collaborators include leaders at the top institutions for cancer + leukemia.

IMPORTANCE
We have a foot in the door for access to clinical investigators and immediate patients for our clinical program.

ONCOLYZE 12

DEVELOPMENT PLAN



2022
Secure financing to complete remaining **pre-clinical work required by FDA.**
'GLP' Tox Studies
File IND with FDA
2023
Conduct Phase 1/2a trial of OM-301 in **relapsed/refractory AML patients.**
Important '**End of Phase 2**' meeting with the FDA.
2024
Conduct a larger 'potentially pivotal' **Phase 2b trial** of OM-301 in human AML patients.
2024 - 2025
2025 - 2026
Other Indications
Potential for OM-301 in other hematologic malignancies (e.g., Multiple Myeloma) and solid tumors
Possible early approval, or potential additional studies for OM-301 in AML depending on data and feedback from FDA.
2027
Launch window for OM-301 for the treatment of patients with AML.

Note: This slide reflects management's current views with respect to future events based on information currently available and is subject to risks and uncertainties. This slide is meant for illustrative purposes and does not represent guarantees of future results, levels of activity, performance, or achievements.

ONCOLYZE
13

OM-301 HAS SEVERAL **ADVANTAGES** OVER CURRENT AML TREATMENTS

Company	Product	Mechanism	Targeted Therapy (More Specific Approach than Chemotherapy)	Mutation Independent (Potential for Most AML Patients)	Potential for One or More Serious Side Effects (see list below)*
Oncolyze	**OM-301**	**Oncolytic Peptide**	**YES**	**YES**	**LESS LIKELY**†
BMS / Agios	Idhifa®	IDH2 Inhibitor	**YES**	NO	YES ⚠
Agios	Tibsovo®	IDH1/2 Inhibitor	**YES**	NO	YES ⚠
Novartis	Rydapt®	FLT3 Inhibitor	**YES**	NO	YES ⚠
Astellas	Xospata®	FLT3 Inhibitor	**YES**	NO	YES ⚠
Pfizer	Mylotarg®	CD33 ADC	**YES**	**YES**	YES ⚠
Pfizer	Daurismo®	Sonic hedgehog Inhibitor	**YES**	**YES**	YES ⚠
AbbVie / Genentech	Venclexta®	BCL2 Inhibitor	**YES**	**YES**	YES ⚠

OM-301 does not appear to be mutation-specific, targets leukemic stem cells, and it has been well tolerated in our animal models.

* Includes: Differentiation Syndrome (Idhifa® / Tibsovo®, Xospata®), QTc prolongation (Daurismo®, Rydapt®, Xospata®, Tibsovo®), myelosuppression (Venclexta®, Mylotarg®), immunologic toxicity (Mylotarg®), Guillain-Barré Syndrome (Tibsovo®); Sources: doi.org/10.1182/hematology.2020000089; product websites and Prescribing Information documents
† Potential for one or more serious side effects with OM-301 considered to be less likely based on preclinical animal data, and will be validated in clinical trials with AML patients

ONCOLYZE
14

THERE REMAINS A SIGNIFICANT **UNMET NEED** FOR A NEW AML TREATMENT

December 21, 2020 08:20 AM EST | R&D

Following a quick approval in AML, Astellas' Xospata flops in chemo combo for frontline patients

XOSPATA gilteritinib 40mg tablets

Marketing

Bristol Myers Squibb's targeted AML drug Idhifa fails to extend patients' lives

by Angus Liu | Aug 25, 2020 11:49am

IDHIFA® (enasidenib) tablets 100mg • 50mg

agios

TIBSOVO® ivosidenib tablets 250mg

Agios Announces Withdrawal of European Marketing Authorization Application for TIBSOVO® as a Treatment for Relapsed or Refractory IDH1-mutant Acute Myeloid Leukemia

October 16, 2020 16:01 ET | Source: Agios Pharmaceuticals, Inc.

Source:
1. www.fiercepharma.com/marketing/bristol-myers-squibb-s-ex-celgene-aml-drug-idhifa-fails-to-extend-patients-lives
2. endpts.com/following-a-quick-approval-in-aml-astellas-xospata-flops-in-chemo-combo-for-frontline-patients/
3. www.globenewswire.com/news-release/2020/10/16/2110014/31990/en/Agios-Announces-Withdrawal-of-European-Marketing-Authorization-Application-for-TIBSOVO-as-a-Treatment-for-Relapsed-or-Refractory-IDH1-mutant-Acute-Myeloid-Leukemia.html

ONCOLYZE 15

POTENTIAL PATHWAYS FOR ONCOLYZE TO REALIZE **INVESTOR VALUE**

STRATEGY A: COMMERCIALIZE OM-301 ALONE

There are **25,000 new cases each year in US** projected at time of OM-301 launch[1]

→ OM-301 could be used **to treat as many as 10,000 patients** per year[2]

The current annual cost for AML treatments ranges from **$40,000 to $100,000** in the US[3]

→ This translates to an addressable market of about **$1B to $2.5B,** in the US alone, for AML[4]

STRATEGY B: PARTNER / LICENSE-OUT OM-301

In 2021, there were **130+ deals** in Oncology with a total value of $73 billion; 24 of those were larger than $1 billion in value [5]

Our management team will aim to build value in OM-301 and our growing pipeline to enable multiple paths to revenue, whether via licensing, M&A, or commercialization

WHAT DOES THIS MEAN FOR INVESTORS?
(Click here for additional information)

1. American Cancer Society; 2 Based on pre-clinical data showing potent efficacy in Primary Human AML and Primary Human AML Stem Cells;
3. Based on a basket of drugs, including Idhifa®, Vyxeos®, Venclexta®; 4. Based on 25,000 patients x $40,000 or $100,000 / year; 5. www.nature.com/articles/d43747-022-00033-5

ONCOLYZE 16

AN EXPERIENCED **TEAM**



Steve Evans, MD
Co-Founder & CEO

- Experienced serial entrepreneur
- Former CEO, ImaCor and Althera
- Fellowship, Cedars-Sinai Hospital
- MD, NYU School of Medicine



Alex Stojanovic, PhD
COO

- Former VP of BD/Commercial, Phosphagenics
- Former Senior Director of New Products, Grunenthal
- Consultant to 50+ life science companies
- PhD, Dartmouth College / PostDoc, Northwestern U



Larry Altstiel, MD, PhD
CSO

- CMO, Pinteon Therapeutics
- Former CMO, vTv Therapeutics
- Former VP of Clinical Development, Pfizer
- MD/PhD, U of Miami / Rockefeller U / Columbia



Barbara Carlin, MBA, CPA
CFO

- Managing Director, Danforth Advisors
- Former CFO, Enterin, Inc.
- Former Chief Accounting Officer, Egalet
- MBA, St. Joseph's University



Alex Zukiwski, MD
Consultant CMO

- CMO, CASI Pharmaceuticals
- Former CEO & CMO, Arno Therapeutics
- Former CMO & Executive VP, Medimmune
- MD, U of Calgary / Fellowship, MD Anderson

DIVERSE **PROFESSIONAL EXPERIENCE**

ImaCor, Althera Medical, VTV Therapeutics, ZS, CASI Pharmaceuticals, MedImmune, Lilly, Pfizer, Phosphagenics, Johnson & Johnson, Arno Therapeutics, Danforth Advisors, tng, Grünenthal, Enterin, Egalet

PRESTIGIOUS **ACADEMICS**

NYU, Cedars-Sinai, University of Illinois, The University of Texas MD Anderson Cancer Center, University of Miami, Harvard University, Dartmouth, The Rockefeller University, Columbia, SJU, Northwestern University, University of Calgary

TOP-TIER **COLLABORATORS & ADVISORS**

The University of Texas MD Anderson Cancer Center, City of Hope, tgen, Drexel University, Memorial Sloan Kettering Cancer Center, Moffitt Cancer Center, SUNY Downstate Health Sciences University

17

LEADING EXPERTS SUPPORT OUR PROGRAM



Dan Von Hoff, MD, FACP

Professor of Medicine, Mayo Clinic

Physician-in-Chief at TGen

Chief Scientific Officer for US Oncology Research

Past President of AACR



Martin Tallman, MD

Chief, Leukemia Service at Memorial Sloan Kettering Cancer Center

Professor of Medicine, Weill Cornell Medical School



Michael Andreeff, MD, PhD

Chief of the Section of Molecular Hematology and Therapy at MD Anderson

Investigator on the Venetoclax (AbbVie) trial



Guido Marcucci, MD

Chief, Division of Leukemia Research Chair and Professor, Department of Hematologic Malignancies Translational Science at City of Hope

Editorial Board Member of Blood Journal

tgen, Mayo Clinic | Memorial Sloan Kettering Cancer Center, Weill Cornell Medicine | The University of Texas MD Anderson Cancer Center | City of Hope

ONCOLYZE
18

WE ARE RAISING $15M TO ADVANCE OM-301 THROUGH ITS FIRST CLINICAL TRIAL

$2M PAST INVESTMENTS

About $2 million in seed capital has been used to secure IP (SUNY Downstate Medical Center), finalize CMC (Chemistry, Manufacturing, and Controls) package, generate preclinical data, and submit pre-IND to the FDA.

$15M TO ACHIEVE CLINICAL PROOF OF CONCEPT FOR OM-301†



10%
15%
40%
25%
20%
Pre-Clinical + Manufacturing
Clinical Trial
Personnel
Administrative*
Financing

* Includes infrastructure, consumables, legal, IP license, business development, consulting, and miscellaneous
† Use of Funds shows approximate breakdown that is anticipated

TERMS OF FINANCING

Round Name	Series A
Offering Exemption	Regulation A+
Allocation	$15,000,000
Pre-Money Valuation	$30,000,000
Liquidation Preference	1x
Security Type	Preferred Equity

ONCOLYZE
19

ONCOLYZE™

COMPANY

- Strong and efficient multidisciplinary management team with significant experience in the biopharma industry
- Highly engaged collaborators and advisors at some of the world's top cancer institutions, e.g., MD Anderson, City of Hope, Mayo
- Robust IP estate with several key patents already granted, and others filed and in progress

TECHNOLOGY

- Convincing preclinical data showing that OM-301 kills leukemic cells and leukemic stem cells in a mouse model of AML
- Novel mechanism of action
- Manufacturing process and formulation development completed, and positively reviewed by the FDA

MARKET

- A significant market opportunity, with the potential for OM-301 or follow-on therapies to be used in multiple cancer types
- Attractive regulatory climate, with opportunity for Fast Track and Orphan Designation by the FDA

Thank you for your interest.

Steven J. Evans, MD
Co-Founder & CEO

Alex Stojanovic, PhD
COO

20

ONCOLYZE™

APPENDIX



IN VITRO – **TARGET PRESENT** ON LEUKEMIC CELLS AND LEUKEMIC STEM CELLS

6 NORMAL PATIENTS

hematopoietic stem and progenitor cells stained with anti-HDM2 or anti-IgG antibody (negative control): note absence of HDM2 (red) above control (black)



NL1 CD34+
IgG
HDM2
NL5 CD34+
IgG
HDM2
NL6 CD34+
IgG
HDM2
NL2 CD34+
IgG
HDM2
NL3 CD34+
IgG
HDM2
NL4 CD34+
IgG
HDM2

4 AML PATIENTS

hematopoietic stem and progenitor cells: note the marked shift to the right of (red) intensity, denoting presence of the target, HDM2, on the cell surface



AML1 CD34+
IgG
HDM2
AML2 CD34+
IgG
HDM2
AML3 CD34+
IgG
HDM2
AML4 CD34+
IgG
HDM2

Target is present on both leukemic cells AND leukemic stem cells.

ONCOLYZE 22

IN VITRO – TARGET PRESENT AND **OM-301 ENGAGES THE TARGET**

SOLID TUMOR EXAMPLE:

Colon Cancer (SW1222) Stem Cells



Red: HDM2
Green: OM-301
Yellow colocalization
Red: OM-301
Green: HDM2
Yellow colocalization

LIQUID TUMOR EXAMPLE:

Primary Human Leukemia Blasts

Engagement also observed on:

- A2058 Human Melanoma
- MIAPACA Human Pancreatic
- MDA-MB-468 Human TNBC
- DU-145 Human Prostate
- OVCAR3 Human Ovarian Carcinoma

Engagement also observed on:

- NB4 Acute Myeloid Leukemia
- OCIAML3 Acute Myeloid Leukemia
- K562 Chronic Myelogenous Leukemia
- Acute Monocytic Leukemia
- U937 Histiocytic Lymphoma

ONCOLYZE
23

IN VIVO – A STUDY TO EVALUATE THE **EFFECT OF OM-301 ON LEUKEMIC STEM CELLS**

The serial transplant model evaluates the effect of a drug on Leukemic Stem Cells (LSCs). In this experiment, primary human AML CD34+ cells were transplanted into immuno-deficient mice (NSG-SGM3), allowed to engraft, and then the **mice were treated with OM-301 (40mg/kg/day) or control for 14 days.** Then, the bone marrow of these mice were transplanted into a second set of mice and survival evaluated.



OM-301 x 14 days
HUMAN AML
T cell depletion
Transplant
NSG-SGM3 mice
Control
2nd transplant, untreated
Compare Leukemia Burden/Survival

This model is considered the definitive preclinical test to determine activity against Leukemic Stem Cells.

Source:
1. Adapted from Wang, H., Zhao, D., Nguyen, L.X. et al. Targeting cell membrane HDM2: A novel therapeutic approach for acute myeloid leukemia. Leukemia 34, 75–86 (2020).

ONCOLYZE
24

IN VIVO – THE STUDY DEMONSTRATED A **SIGNIFICANT + POTENT EFFECT** OF OM-301

- OM-301 **almost doubled survival (p<0.0001) in the secondary group**
- The % leukemia cells in the peripheral blood was significantly lower in the OM-301 treated mice (p<0.01)
- Only about 10% of the secondary placebo group survived at day 100 (after transplantation), while all of the secondary treated group of mice treated with OM-301 were alive at that point
- No placebo-treated secondary group mice survived past 110 days, while 50% of the secondary OM-301-treated mice survived past 150 days
- There were no significant side effects effects *in vivo*



Vehicle
OM-301
40 mg/Kg
100
50
0
Percent Survival
****
0
50
100
150
200
Time (days after transplantation)

OM-301 has shown activity greater than that of some approved agents, when studied in separate experiments.

This model shows no off-target hematopoietic effects

Source:
1. Adapted from Wang, H., Zhao, D., Nguyen, L.X. et al. Targeting cell membrane HDM2: A novel therapeutic approach for acute myeloid leukemia. Leukemia 34, 75–86 (2020).

ONCOLYZE
25

Oncolyze Profile Video (TTW) Link to Video: https://www.youtube.com/watch?v=jOjILwO9K6M Transcript [‘Aiming to treat cancer by exploding cancer cells’] [‘ONCOLYZE - oncolyze.com’] [Screen with Testing the Waters disclaimer] [Narrator]: “Each year, cancer kills 10 million people worldwide. This makes it the second leading cause of death after cardiovascular disease.” [Alex Stojanovic]: “Hi, my name is Alex Stojanovic. I'm Chief Operating Officer at Oncolyze. There are many types of cancer. One of the deadliest is leukemia. Leukemia starts in cells that would normally develop into different types of blood cells. One form of leukemia is called AML or acute myelogenous leukemia. It develops from cells that would turn into white blood cells. Even with the best medical treatment today, patients with AML have only a one-in-four chance of surviving for five years after diagnosis.” [Narrator]: “AML is a disease of the blood, so it is everywhere in the patient's body. Unfortunately, AML starts in the bone marrow: the soft inner part of certain bones where new blood cells are made. This makes it very difficult for many treatments to destroy all the leukemic cells, especially the leukemic stem cells. With the many treatments available today, some patients will have remission or disappearance of symptoms. However, that remission is often only temporary as the leukemic stem cells replenish the bloodstream with cancerous cells. Some of today's best treatments only provide a year of remission before the disease reoccurs. And while patients battle the disease to prolong their lives, they suffer. Chemotherapy, which is not very selective, destroys their regular blood cells making them weak and unable to fight off infections.” [Steven Evans]: “Hi, my name is Steve Evans. I am a founder, investor, and CEO of Oncolyze. We are on a mission to develop the first therapeutic that could almost exclusively pick out and destroy leukemic cells and leukemic stem cells. We see a world in which AML patients can receive a treatment that leaves their normal blood cells alone, giving them the energy and willpower to continue fighting. We see a world in which AML patients can receive a treatment that finds those elusive leukemic stem cells and gives them a chance to - dare we say - beat AML once and for all. Ordinarily, most cancer therapeutics have complex ways of working. Many drugs need to enter cancer cells where they interact with one or more molecules or structures.” [Narrator]: “Our drug - called OM-301 - acts in a much simpler way. The targeting piece finds a cancer-specific protein that sits on the external surface of nearly all cancer cells, but not normal cells. This protein is called HDM-2, and we have strong evidence that it is present on the surface of leukemic cells and leukemic stem cells.

Once OM-301 finds HDM-2 and anchors, the active piece pokes holes in the surface, then fluid rushes in causing the cell to swell up, burst, and die. OM-301 can kill cancer cells almost instantly.” [Steve]: “Our research partners at the City of Hope Hospital recently tested OM-301 in mice. Mice live much longer with our drug than placebo, and importantly there don't appear to be any unwanted side effects on normal blood cells.” [Chart showing results of AML Mice Model] [Narrator]: “At Oncolyze, we have assembled an experienced management team that is advised by some of the world's most respected thought leaders and researchers in cancer and leukemia. Proving that OM-301 can effectively combat AML in human patients is the next step. We are actively raising funds to prepare OM-301 for its first clinical trial. As we embark on this journey, we are hopeful that it will be a success, and at Oncolyze we'll be able to make a difference in the lives of many AML patients. But the story doesn't end there. Should we be successful in defeating AML, we've already set our sights on other deadly cancers, where this same approach could be equally effective.” [Diagram showing treatment of different cancers, with captions of: ‘AML’, ‘Breast Cancer’, ‘Multiple Myeloma’] [Narrator]: “We hope that you will join us on this journey to treat cancer by exploding cancer cells.” [‘Aiming to treat cancer by exploding cancer cells’] [‘ONCOLYZE - oncolyze.com’] –

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - America's longest-standing financial research firm features Oncolyze

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

America's longest-standing financial research firm features Oncolyze

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:19 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Company Update



Independent financial research firm features anti-cancer drug developer, Oncolyze

InvestorPlace, **one of America's longest-standing independent financial research firms**, recently featured Oncolyze, a biotech company aiming to treat cancer by exploding cancer cells.

The article offers readers a brief overview of the company and touches on key investment highlights: "It is estimated that cancer kills 10M people worldwide each year...Oncolyze's anti-cancer drug targets cell surface protein in cancer cells. This drug has two main components. First, the targeting segment finds the cell surface protein that is unique to cancer cells, the second segment pokes holes in the surface of cancer cells, killing them."

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994884163727180&simpl=msg-f%3A1738994884163727180 1/2

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - America's longest-standing financial research firm features Oncolyze

VIEW CAMPAIGN

Questions? Email us. We're happy to help.

You are receiving this update because you are part of the SeedInvest community. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994884163727180&simpl=msg-f%3A1738994884163727180 2/2

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Behind the treatment | Oncolyze's team of industry-leading experts https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1738994816660916521&dsqt=1&simpl=msg-f%3A173899481666… 1/3 Obi Chukwuma <obi@seedinvest.com> Behind the treatment | Oncolyze's team of industry-leading experts SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:18 PM Reply-To: contactus@seedinvest.com To: Obi <obi@seedinvest.com>    Meet the team Get to know Oncolyze's advisory team of industry-leading experts Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells through their leading drug candidate, OM-301. The management team brings over 100 years of experience across healthcare and leading institutions such as Pfzer, Johnson & Johnson, and Medimmune and the company's key advisors include:  The Chief of Molecular Hematology at MD Anderson, #1 cancer center in America The Chief of Leukemia at Memorial Sloan Kettering, #2 cancer center in America

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Behind the treatment | Oncolyze's team of industry-leading experts

- An appointee of President Bush’s National Cancer Advisory Board from 2004 to 2010 and past President of the American Association for Cancer Research
- Chief, Division of Leukemia Research at the City of Hope
- Chairman and President of ACCESS Health International and lifetime Governor of the New York Academy of Sciences

“Oncolyze’s strong Advisory Board has been essential to our mission: to successfully treat cancer with our new drug/approach, " says CEO Steven Evans, M.D. "Starting with a single key advisor who saw the extraordinary potential of our treatment, we have been able to attract top thought leaders in oncology who have helped guide the company’s scientific and clinical activities. Our advisors have participated deeply in our pre-clinical work, with their enthusiasm driving research that has helped pave the way towards our first clinical trial.”

Oncolyze has surpassed $1.2M in reservations for its upcoming Regulation A+ campaign.

RESERVE SHARES

About Reservations

A reservation is non-binding and you may cancel at any time. By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualification.

The stock market may be up and down, but it has little correlation with private investments available on SeedInvest. A decade ago, only the wealthiest 2% could reallocate funds to private companies in times of market volatility. Now you can too.

---

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1738994816660916521&dsqt=1&simpl=msg-f%3A173899481666… 2/3

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Behind the treatment | Oncolyze's team of industry-leading experts

Questions? **Email us**. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permmsgid=msg-f%3A1738994816660916521&dsqt=1&simpl=msg-f%3A173899481666… 3/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Following up | Oncolyze's kick-off investor webinar

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Following up | Oncolyze's kick-off investor webinar

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:19 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Webinar Follow Up

Hi Obi,

Thank you for your interest in Oncolyze's first investor webinar. If you were not able to make it or still have outstanding questions, feel free to ask them to management via the discussion board.

As a reminder, Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. To reserve shares or learn more about the company, click on the link below.

VIEW CAMPAIGN

Questions about the process? Email us. We're happy to help.

You are receiving this because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994898655027386&simpl=msg-f%3A1738994898655027386 1/2

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Following up | Oncolyze's kick-off investor webinar

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994898655027386&simpl=msg-f%3A1738994898655027386 2/2

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Meet Oncolyze's CEO & Founder

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Meet Oncolyze's CEO & Founder

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:18 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Meet the CEO





Meet Oncolyze's CEO & Founder, Steven Evans M.D.

Dr. Steven Evans is the founder, director, and CEO of Oncolyze, a biotech company aiming to treat cancer by exploding cancer cells. **He is an experienced entrepreneurial executive with over 25 years** specializing in life sciences.

Prior to founding Oncolyze, he served as the CEO of Althera Medical. Dr. Evans led the company through critical restructuring, bridge financing, formation of a U.S. subsidiary, and a successful exit via a stock swap.

Prior to Althera, he was co-founder & CEO of ImaCor Medical Technologies, creators of the first and only critical care solution enabling clinicians to optimize cardiac performance with continuously-available, direct cardiac visualization over time. At ImaCor, **Dr. Evans secured more than $10M in financing and led the company**

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994854710955409&simpl=msg-f%3A1738994854710955409 1/3

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Meet Oncolyze's CEO & Founder https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994854710955409&simpl=msg-f%3A1738994854710955409 2/3 through clinical trials, manufacturing, and FDA clearance. In addition to his entrepreneurial activities, he has served as a strategic advisor to many multinational companies like Biosense, J&J, Medtronic, and Guidant, as well as to venture funds focused on new medical technologies. Dr. Evans obtained his MD from the New York University School of Medicine and completed a fellowship in Cardiovascular Disease and Electrophysiology at Cedars- Sinai Hospital. Oncolyze has surpassed $900K reserved. A reservation is non-binding and you may cancel at any time. By confrming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualifcation. RESERVE SHARES The stock market may be up and down, but it has little correlation with private investments available on SeedInvest. A decade ago, only the wealthiest 2% could reallocate funds to private companies in times of market volatility. Now you can too. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confrmation emails and all other transactional emails related to activities on your account. Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Meet Oncolyze's CEO & Founder https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994854710955409&simpl=msg-f%3A1738994854710955409 3/3 purchase accepted until qualifcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualifed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been fled with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notifed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any fnancial product. Investments are offered only via defnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New Reg A+ Deal | Exploding cancer cells

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

New Reg A+ Deal | Exploding cancer cells

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:20 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest

Reg A+ Rundown

Hi Obi,

We are excited to announce our newest Reg A+ deal, **Oncolyze, a biotech company aiming to treat cancer by exploding cancer cells.** Oncolyze is the only Reg A+ campaign currently live on the platform and is now accepting reservations.

Now Accepting Reservations





https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994983667573980&simpl=msg-f%3A1738994983667573980 1/4

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New Reg A+ Deal | Exploding cancer cells https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994983667573980&simpl=msg-f%3A1738994983667573980 2/4 Oncolyze | Treating cancer by exploding cancer cells Oncolyze is a biotech company that designs cancer therapeutics. With its lead drug candidate drug, OM-301, the company's mission is to provide cancer patients with a novel therapy that selectively attacks cancer cells and pokes holes in their cell membrane, causing these cancer cells to explode and die (called lysis and necrosis) while leaving normal cells intact. Deal highlights include: OM-301 has generated positive results in treating acute myelogenous leukemia (AML), the company’s frst target demographic Oncolyze has successfully completed in vitro and in vivo (mice) experiments, which support the notion that OM-301 breaks down cancer cells and signifcantly increases survival rates (from 93 days to 156.5 days) The management team brings over 100 years of experience across healthcare and leading institutions such as Pfzer, Johnson & Johnson, and Medimmune Advisors include medical experts such as the Chief of Leukemia at Memorial Sloan Kettering, the Chief of Molecular Hematology at MD Anderson, and the Chief of Leukemia at City of Hope  To learn more about Oncolyze, click the link below. WATCH VIDEO  What is a reservation? A reservation is non-binding and you may cancel at any time. Learn more about the deals accepting reservations below.

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New Reg A+ Deal | Exploding cancer cells

By confirming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after the company receives SEC qualification.

More About Reg A+

On June 19, 2015, three years after the JOBS Act was signed, Title IV (Regulation A+) of the JOBS Act went into effect, allowing private early-stage companies to raise money from all Americans. Reg A+ is a type of offering which allows private companies to raise up to $75M from the public. Companies looking to raise capital via Reg A+ first must file with the SEC and get qualification before launching their offering.

Questions? Email us. We're happy to help.

You are receiving this newsletter because you are a registered user on SeedInvest. If you would like to stop receiving the weekly newsletter, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994983667573980&simpl=msg-f%3A1738994983667573980 3/4

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New Reg A+ Deal | Exploding cancer cells https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994983667573980&simpl=msg-f%3A1738994983667573980 4/4

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New | Oncolyze surpasses $1M in reservations

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

New | Oncolyze surpasses $1M in reservations

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:18 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Campaign Milestone



Oncolyze surpasses $1M in reservations

We are excited to announce that Oncolyze has surpassed $1M in reservations. Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. It's lead drug candidate **OM-301 has generated positive results in treating Acute Myelogenous Leukemia (AML)**, the company’s first target demographic.

By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch after the company receives SEC qualification.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994841099368010&simpl=msg-f%3A1738994841099368010 1/3

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New | Oncolyze surpasses $1M in reservations https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994841099368010&simpl=msg-f%3A1738994841099368010 2/3 VIEW CAMPAIGN Upcoming Industry Webinar The biotech sector is experiencing the most severe downturn of at least the last 20 years; however, markets have consistently recognized the value of biotech drugs when in the hands of larger pharmaceutical companies. Experts, such as the Legacy Research Group, even suggest that we are entering an age of a biotechnology renaissance, as companies continue to solve some of our greatest unmet needs even in times of economic volatility. Join us this Thursday, July 7th, at 4pm ET to hear from two biotech companies raising on SeedInvest. Register. Questions? Email us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confrmation emails and all other transactional emails related to activities on your account. Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualifcation of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualifed by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been fled with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - New | Oncolyze surpasses $1M in reservations https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994841099368010&simpl=msg-f%3A1738994841099368010 3/3 Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notifed that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any fnancial product. Investments are offered only via defnitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - New | Oncolyze surpasses $500K in reservations

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

New | Oncolyze surpasses $500K in reservations

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:20 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Campaign Milestone



Oncolyze surpasses $500K in reservations

We are excited to announce that Oncolyze has surpassed $500K in reservations. Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. It's lead drug candidate **OM-301 has generated positive results in treating Acute Myelogenous Leukemia (AML)**, the company’s first target demographic.

By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch after the company receives SEC qualification.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994973369613592&simpl=msg-f%3A1738994973369613592 1/2

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - New | Oncolyze surpasses $500K in reservations

VIEW CAMPAIGN

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994973369613592&simpl=msg-f%3A1738994973369613592 2/2

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Oncolyze | Complete Your Reservation

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Oncolyze | Complete Your Reservation

1 message

SeedInvest <deals@seedinvest.com> Thu, Jul 21, 2022 at 4:18 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Reminder

Hi Obi,

We noticed that you started the reservation process for Oncolyze, but have yet to complete the process. Please note, if you have any questions for the company, you may post them on the discussion forum here.

As a reminder, Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. **The company has already surpassed $1.1M in reservations.**

If you would like to complete a reservation you may do so via the link below. By completing a reservation, you will be able to confirm your investment ahead of the public launch.

CONFIRM RESERVATION

Questions for SeedInvest? Email us. We're happy to help.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994829917960273&simpl=msg-f%3A1738994829917960273 1/2

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Oncolyze | Complete Your Reservation

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994829917960273&simpl=msg-f%3A1738994829917960273 2/2

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Oncolyze's novel cancer-killing drug, OM-301

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Oncolyze's novel cancer-killing drug, OM-301

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:19 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Now Accepting Reservations



Learn how Oncolyze's proprietary therapeutic, OM-301, hunts and explodes cancer cells

Cancer is the **second leading cause of death globally, killing 10M cancer patients yearly** worldwide. One of the deadliest cancers is acute myelogenous leukemia (AML): patients with this blood cancer have **a five-year survival rate of only 25%.**

The current treatments that exist for AML are chemotherapy, sometimes alongside with a targeted therapy drug, and followed by a stem cell transplant. **In some patients (especially older patients), with these treatments, cancer cells stay active and the AML can relapse - causing patients to potentially need continued treatments for life.** Oncolyze is a biotech company that has created an anti-cancer drug (OM-

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994923791882615&simpl=msg-f%3A1738994923791882615 1/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Oncolyze's novel cancer-killing drug, OM-301 https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994923791882615&simpl=msg-f%3A1738994923791882615 2/3 301), targeting the complete treatment of AML in all patients, no matter their age or cancer stage. Here's how Oncolyze's anti-cancer drug, OM-301, works: 1. OM-301 targets a cell surface protein (HDM2) which resides on the surface of most cancer, but not normal cells  2. Through this protein, OM-301 locates the cancer cells, pokes holes in the surface, and kills the cancer cell almost instantly OM-301 has generated positive pre-clinical results in treating AML and received Orphan Drug Designation from the FDA for the treatment of acute myeloid leukemia (this means that it shows promise in the treatment, prevention, or diagnosis of the disease). RESERVE SHARES About Reservations A reservation is non-binding and you may cancel at any time. By confrming a reservation, you have the opportunity to purchase shares ahead of the company's public launch after it receives SEC qualifcation. The stock market may be up and down, but it has little correlation with private investments available on SeedInvest. A decade ago, only the wealthiest 2% could reallocate funds to private companies in times of market volatility. Now you can too. Questions? Email us. We're happy to help.

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Oncolyze's novel cancer-killing drug, OM-301

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving general updates from us, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994923791882615&simpl=msg-f%3A1738994923791882615 3/3

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Related to NowRx... meet our newest Reg A+

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Related to NowRx... meet our newest Reg A+

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:19 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest

Now Accepting Reservations

Hi Obi,

Since you were interested in NowRx, we wanted to make sure you saw the newest Reg A+ to launch on our platform. **Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells using its lead drug candidate, OM-301.** OM-301 is a therapeutic that selectively attacks cancer cells and pokes holes in their cell membrane, causing the cells to explode and die (called lysis and necrosis) while leaving normal cells intact.

The company is first targeting patients with acute myelogenous leukemia (AML) - this patient population currently has a five-year survival rate of only 25%.

Deal highlights include:

- OM-301 has generated positive results in treating AML and received Orphan Drug Designation from the FDA for the treatment - **meaning that it shows promise in the treatment, prevention, or diagnosis of the disease**
- Oncolyze has successfully completed in vitro and in vivo (mice) experiments, which support the notion that **OM-301 breaks down cancer cells and significantly increases survival rates (from 93 days to 156.5 days)**

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994870060231421&simpl=msg-f%3A1738994870060231421 1/2

7/21/22, 4:21 PM Circle Internet Financial Inc. Mail - Related to NowRx... meet our newest Reg A+

VIEW CAMPAIGN

Questions? Email us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving emails about new deal launches, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is offering securities through the use of an Offering Statement that has been qualified by the Securities and Exchange Commission under Tier II of Regulation A. A copy of the Final Offering Circular that forms a part of the Offering Statement may be obtained from: Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994870060231421&simpl=msg-f%3A1738994870060231421 2/2

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - RSVP | Oncolyze's kick-off investor webinar

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

RSVP | Oncolyze's kick-off investor webinar

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:20 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest Upcoming Webinar


Alex Stojanovic, PhD
CHIEF OPERATING OFFICER


Steven J. Evans, MD
FOUNDER & CHIEF EXECUTIVE OFFICER

Join Oncolyze for the company's kick-off investor webinar is this Thursday at 4pm ET

Join Oncolyze's CEO and COO for the company's first investor webinar **this Thursday, June 9th at 4pm ET**. Investors will get the opportunity to hear the company pitch the business and ask questions directly to management.

As a reminder, Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994946568999313&simpl=msg-f%3A1738994946568999313 1/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - RSVP | Oncolyze's kick-off investor webinar

REGISTER

The stock market may be up and down, but it has little correlation with private investments available on SeedInvest. A decade ago, only the wealthiest 2% could reallocate funds to private companies in times of market volatility. Now you can too.

Questions? Email Us. We're happy to help.

You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving invitations to events, unsubscribe here.

If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confirmation emails and all other transactional emails related to activities on your account.

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Copyright © 2022 Circle Internet Financial Limited ("Circle"), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994946568999313&simpl=msg-f%3A1738994946568999313 2/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - RSVP | Oncolyze's kick-off investor webinar https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994946568999313&simpl=msg-f%3A1738994946568999313 3/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Saturday Spotlight | Cytonics, Oncolyze, & the emerging biotech renaissance

CIRCLE

Obi Chukwuma <obi@seedinvest.com>

Saturday Spotlight | Cytonics, Oncolyze, & the emerging biotech renaissance

1 message

SeedInvest <contactus@seedinvest.com> Thu, Jul 21, 2022 at 4:19 PM
Reply-To: contactus@seedinvest.com
To: Obi <obi@seedinvest.com>

seedinvest

Saturday Spotlight



Cytonics & Oncolyze | What you need to know about the biotechnological renaissance

The biotech sector is experiencing the most severe downturn of at least the last 20 years; however, markets have consistently recognized the value of biotech drugs when in the hands of larger pharmaceutical companies.

According a recent article in Biotech Inside Opinion, some drugs continue to experience growth in the biotech sector despite the biotech industry's decline,

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994912564281704&simpl=msg-f%3A1738994912564281704 1/3

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Saturday Spotlight | Cytonics, Oncolyze, & the emerging biotech renaissance https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994912564281704&simpl=msg-f%3A1738994912564281704 2/3 demonstrating potential investor interest in investing in what's to come as opposed to focusing on today's revenue.  Advancements made in the biotech industry have led to extended lifespans and better quality of life for countless patients over the past few decades, as companies look to bring an end to some of the world's more devastating health conditions. Experts, such as the Legacy Research Group, even suggest that we are entering an age of a biotechnology renaissance, as companies continue to solve some of our greatest unmet needs even in times of economic volatility. Check out two companies raising on SeedInvest looking to innovate the medicines of tomorrow.  Oncolyze | Biotech company aiming to treat cancer by exploding cancer cells Cytonics | Biopharmaceutical company developing novel therapies for osteoarthritis and other inflammatory diseases The stock market may be up and down, but it has little correlation with private investments available on SeedInvest. A decade ago, only the wealthiest 2% could reallocate funds to private companies in times of market volatility. Now you can too. Questions? Email Us. We're happy to help. You are receiving this email because you are a registered user on SeedInvest. If you would like to stop receiving weekly highlight emails, unsubscribe here. If you would like to stop receiving all SeedInvest marketing emails, including deal introductions, newsletters, event invitations, and new product announcements, please unsubscribe here. Please note you will still receive investment confrmation emails and all other transactional emails related to activities on your account.

7/21/22, 4:22 PM Circle Internet Financial Inc. Mail - Saturday Spotlight | Cytonics, Oncolyze, & the emerging biotech renaissance

Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://www.seedinvest.com/oncolyze

Cytonics is offering securities under Rule 506(c) of Regulation D and Regulation CF through SI Securities, LLC ("SI Securities"). The Company has filed a Form C with the Securities and Exchange Commission in connection with its offering, a copy of which may be obtained at Cytonics: https://www.seedinvest.com/cytonics

Copyright © 2022 Circle Internet Financial Limited (“Circle”), All rights reserved. This communication is intended solely for the use of the individual(s) to whom it was intended to be addressed. If you are not the intended recipient of this message you are hereby notified that any review, dissemination, distribution or copying of this message is strictly prohibited. This communication is for information purposes only and should not be regarded as a recommendation of, or an offer to sell or as a solicitation of an offer to buy, any financial product. Investments are offered only via definitive transaction documents and any potential investor should read such documents carefully, including all risks, before investing. Startup investments involve a high degree of risk and those investors who cannot hold an investment for the long term (at least 5-7 years) or afford to lose their entire investment should not invest in startups. All securities-related activity is conducted by SI Securities, LLC dba SeedInvest, an affiliate of Circle, and a registered broker-dealer, and member FINRA/SIPC, located at 135 Madison Avenue, 5th Floor, New York, NY 10016. To learn more about investing in startups and its risks visit www.seedinvest.com/academy.

https://mail.google.com/mail/u/0/?ik=6b9589e983&view=pt&search=all&permthid=thread-f%3A1738994912564281704&simpl=msg-f%3A1738994912564281704 3/3

7/13/22, 6:54 PM Post | LinkedIn https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6935288939897372672-IrA1/?utm_source=linkedin_share&utm_medium=member_desktop_web 1/2 Oncolyze 93 followers Follow View full page Follow Oncolyze 93 followers 1mo • We are pleased to inform you that Oncolyze is now accepting reservations for a fundraising campaign to raise $15M for further development of its lead biotech product, OM-301, for the treatment of cancer.  By reserving shares, you will be the first to know when we are able to start accepting investments (i.e., when we receive formal qualification from the SEC). Please note a reservation is non-binding. Our mission is to provide cancer patients with a novel treatment that SELECTIVELY picks out cancer cells and pokes holes in their cell membrane, causing them to explode AND DIE!  Our lead drug candidate, OM-301 is exciting and innovative. In early 2022, the US FDA granted Oncolyze an Orphan Drug Designation for OM-301 for the treatment of acute myeloid leukemia (AML), a deadly blood cancer. AML patients have only a 25% chance of 5-year survival. Pre-clinical evidence, generated by our collaborators at the world’s top cancer research institutions, are extremely encouraging and highlight the potential of OM-301 as an innovative and effective treatment for AML, as well as other types of cancer. We have partnered with on this fundraising initiative. We are offering you priority access to reserve shares in our current round before we launch publicly to SeedInvest’s community of over 600K retail investors. To learn more about Oncolyze and reserve shares in our upcoming raise, please go to .  Disclaimer: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: . SeedInvest https://lnkd.in/gPKB8sKD https://lnkd.in/gp7WqgCn #biotech #leukemia #cancer #cancertreatment #crowdfunding #crowdinvesting #investment #fundraising Home My Network Jobs Messaging Notifications Me Work

7/13/22, 6:54 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me Work

Oncolyze

seedinvest.com • 2 min read

5 2 shares

Reactions

Like Comment Share Send

Add a comment...

Promoted

Versant for your Company
Versant tests help you to standardize and scale up your recruitment process
Learn more

MS in Data Science
Earn a Top-10 Ranked MS in Data Science From UT Austin. 100% Online.
Learn more

Similar pages

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6935288939897372672-IrA1/?utm_source=linkedin_share&utm_medium=member_desktop_web 2/2

7/13/22, 6:55 PM Post | LinkedIn https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6938579331996626944-sghb/?utm_source=linkedin_share&utm_medium=member_desktop_web 1/2 Oncolyze 93 followers Follow View full page Follow Oncolyze seedinvest.com • 2 min read 4 1 share Reactions Oncolyze 93 followers 1mo • Edited • We are excited to announce that Oncolyze has surpassed $600K in reservations. Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. Our lead drug candidate OM-301 has generated positive results in treating Acute Myelogenous Leukemia (AML), our first target indication. By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch after the company receives SEC qualification.  Note: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the “Commission”) and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://lnkd.in/gp7WqgCn #biotech #investment #seriesa #crowdfunding #cancer #leukemia #crowdinvesting Home My Network Jobs Messaging Notifications Me

7/13/22, 6:55 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Like Comment Share Send

Add a comment...

Ad

Bring your Regulatory Reporting Skills to PGIM



Grow your Career with PGIM

Apply Today!

Similar pages

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6938579331996626944-sghb/?utm_source=linkedin_share&utm_medium=member_desktop_web 2/2

7/13/22, 6:56 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Oncolyze

93 followers

+ Follow

View full page

Oncolyze
93 followers
1mo •

+ Follow

We are happy to invite prospective investors to the first SeedInvest and Oncolyze Kick-Off Webinar, taking place this Thursday, June 9th at 4pm EST.

During the webinar you will get the opportunity to hear the business pitch and get all your questions answered live by Oncolyze's CEO Steve Evans and COO Alex Stojanovic .

Please register for the webinar here (https://lnkd.in/ga_PtmJW) or on the link below. Looking forward to seeing you there and answering your questions.

Disclaimer: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://lnkd.in/gp7WqgCn.

#webinar #seedinvestwebinar #investor #investment #biotech #seriesa #crowdfunding #cancer #leukemia #crowdinvesting seedinvest
ONCOLYZE
You are cordially invited to join the
SEEDINVEST | ONCOLYZE
KICK-OFF WEBINAR
Thursday, June 9 2022,
at 4pm EST
Listen to the business pitch
Have your questions answered
by management
Click to register now

Welcome! You are invited to join a webinar: SeedInvest | Oncolyze's Kick-Off Webinar. After registering, you will receive a confirmation email about joining th...

circle.zoom.us • 1 min read

https://www.linkedin.com/posts/oncolyze_welcome-you-are-invited-to-join-a-webinar-activity-6939992045335826432-7Irj/?utm_source=linkedin_share&utm_mediu… 1/2

7/13/22, 6:56 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me



Like Comment Share Send

Add a comment...

Ad

Follow Nuveen for relevant market news



Patrick, get company updates from Nuveen

Follow

Similar pages

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_welcome-you-are-invited-to-join-a-webinar-activity-6939992045335826432-7Irj/?utm_source=linkedin_share&utm_mediu... 2/2

7/13/22, 6:56 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Oncolyze

93 followers

+ Follow

View full page

Oncolyze
93 followers
1mo •

+ Follow

Yesterday was a big day for Oncolyze. We participated in the SeedInvest and Oncolyze Kick-Off Webinar. Thank you to all of you who joined us.

If we missed any of the questions during the webinar, or you have some new questions to ask, feel free to join the discussion on the SeedInvest website (https://lnkd.in/gpSRcnpc) and ask. We will gladly provide answers.

Disclaimer: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://lnkd.in/gp7WqgCn.

#webinar #seedinvestwebinar #investor #investment #biotech #seriesa #crowdfunding #cancer #leukemia #crowdinvesting seedinvest
ONCOLYZE
THANK YOU
TO EVERYONE WHO JOINED THE
SeedInvest | Oncolyze Kick-off Webinar
More questions?
Click here and join the discussion!

Oncolyze
seedinvest.com • 2 min read

3

Reactions

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6941043681848147968--ezH/?utm_source=linkedin_share&utm_medium=member_desktop_web 1/2

7/13/22, 6:56 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Like Comment Share Send

Add a comment…

Ad •••

Bring your Regulatory Reporting Skills to PGIM



Grow your Career with PGIM

Apply Today!

Similar pages

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6941043681848147968--ezH/?utm_source=linkedin_share&utm_medium=member_desktop_web 2/2

7/13/22, 6:57 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Oncolyze

93 followers

+ Follow

View full page

Oncolyze
93 followers
1w •

+ Follow

We are excited to announce that Oncolyze has surpassed $1 million in reservations on SeedInvest. Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. Our lead drug candidate OM-301 has generated positive results in treating Acute Myelogenous Leukemia (AML), our first target indication.

By confirming a reservation, you will have the opportunity to purchase shares ahead of the company's public launch after the company receives SEC qualification.

Note: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://lnkd.in/gp7WqgCn

#biotech #investment #seriesa #crowdfunding #cancer #leukemia #crowdinvesting



Oncolyze

seedinvest.com • 2 min read

14 3 shares

Reactions

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6949403382088433664-P8Fk/?utm_source=linkedin_share&utm_medium=member_desktop_web 1/2

7/13/22, 6:57 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Like Comment Share Send

Add a comment...

Promoted



Versant for your Company
Versant tests help you to standardize and scale up your recruitment process

Learn more

TEXAS

MS in Data Science
Earn a Top-10 Ranked MS in Data Science From UT Austin. 100% Online.

Learn more

Similar pages

The Naissos Group

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_oncolyze-activity-6949403382088433664-P8Fk/?utm_source=linkedin_share&utm_medium=member_desktop_web 2/2

7/13/22, 6:57 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Oncolyze

93 followers

+ Follow

View full page

Oncolyze

93 followers

6d • Edited •

+ Follow

Let's talk biotech! Join us later today at a biotech industry-focused webinar organized by SeedInvest.

Please register for the webinar here (https://lnkd.in/gEiiG3q7) or on the link below. Looking forward to seeing you there and answering your questions.

Disclaimer: Oncolyze is accepting reservations for an Offering under Tier II of Regulation A. No money or other consideration is being solicited, and if sent in response, it will not be accepted. No sales of securities will be made or commitment to purchase accepted until qualification of the offering statement by the Securities and Exchange Commission (the "Commission") and approval of any other required government or regulatory agency. A reservation is non-binding and involves no obligation or commitment of any kind. No offer to buy securities can be accepted and no part of the purchase price can be received without an Offering Statement that has been qualified by the Commission. A Preliminary Offering Circular that forms a part of the Offering Statement has been filed with the Commission, a copy of which may be obtained from Oncolyze: https://lnkd.in/gp7WqgCn.

#biotechwebinar #seedinvestwebinar #investor #investment #biotech #seriesa #crowdfunding #cancer #leukemia #crowdinvesting seedinvest
ONCOLYZE
Block your calendar. Register. Join.
BIOTECH INDUSTRY WEBINAR
Thursday, July 7 2022,
at 4pm EST
- 2 biotechs
- 2 pitches
- All the answers you need
Click to register now

Welcome! You are invited to join a webinar: SeedInvest | Biotech Industry Webinar. After registering, you will receive a confirmation email about joining the webinar.

circle.zoom.us • 2 min read

4 1 share

Reactions

https://www.linkedin.com/posts/oncolyze_welcome-you-are-invited-to-join-a-webinar-activity-6950718670599839744-UbS_/?utm_source=linkedin_share&utm_me… 1/2

7/13/22, 6:57 PM Post | LinkedIn

Home My Network Jobs Messaging Notifications Me

Like Comment Share Send

Add a comment...

Ad •••

ZipRecruiter is the smartest way to hire.



Hiring? Find great talent today.

Post Jobs for Free

Similar pages

The Naissos Group
Investment Management
2-10 employees
+ Follow

Enterin Inc.
Biotechnology
11-50 employees
+ Follow

Cytonics Corporation
Biotechnology
2-10 employees
+ Follow

Show more

About Accessibility Help Center Privacy & Terms Ad Choices Advertising
Business Services Get the LinkedIn app More

LinkedIn LinkedIn Corporation © 2022

https://www.linkedin.com/posts/oncolyze_welcome-you-are-invited-to-join-a-webinar-activity-6950718670599839744-UbS_/?utm_source=linkedin_share&utm_me… 2/2

Transcribed by https://otter.ai - 1 - Webinar – 2022-06-09_Transcript SUMMARY KEYWORDS drug, cancer cells, leukemia, cancer, cell, target, patients, clinical trial, anticipating, called, fda, investor, question, toxicity, cancer stem cells, treat, peptide, tumor lysis syndrome, treatment, leukemia cells SPEAKERS Obi Chukwuma, Steve Evans Obi Chukwuma 00:06 Hi, everyone, thanks for joining. We're just gonna give everyone a moment to hop on here and we're gonna go ahead and get started shortly. 00:48 All righty, good afternoon, everyone. My name is Obi Chukwuma. I'm a member of the Venture Growth team here at SeedInvest. Very excited to be hosting you today for Oncolyze's kick off investor webinar. Today you are joined by Oncolyze's CEO Steve Evans, MD and COO Alex Stojanovic PhD, the team will give a 15 to 20 minute investor presentation, which will be followed by an audience Q&A. If you have any questions that you would like Steve or Alex to answer, please just type them into the Q&A box at the bottom of your screen and we will look to get to those. Oncolyze. As a quick reminder here, Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. The company has already surpassed 700 raised in reservations within launching two weeks ago. Alex and Steve, I will hand it over to you. Steve Evans 01:38 Thanks so much, Obi. Appreciate the introduction. Hello, everybody. And thank you so much for taking the time to join us this afternoon for a brief presentation and overview of our technology. So without any further ado, I'll get started. As Obi mentioned, we are a biotech company and we are aiming to treat cancer by a new mechanism, by exploding cancer cells. This is a mandatory disclaimer that we must show and we won't spend much time on that. As you all know, I'm sure, current cancer treatments have significant toxicity problems. We know that we can treat cancer, but we also know that by treating the cancer we also often affect normal organs and we can do great harm while trying to do good result. We know that many chemotherapies and cancer therapies have a lot of toxicities. So as well as treating the cancer, we have a lot of significant toxicity. So we're based in New York, and we're developing innovative cancer therapeutics. Our mission is to provide cancer patients with a novel treatment that selectively picks out cancer cells and pokes holes in their cell membranes, causing them to explode and die. We all know also that the global estimated impact economically of cancer is huge. over a trillion dollars globally. 18 million patients each year have cancer around the world and about 10 million of those patients die. One in five people will develop cancer by the age of 75. So despite the fact that we have multiple drugs and other treatments in our armamentarium against cancer, there's still a huge

Transcribed by https://otter.ai - 2 - unmet medical need and multiple different types of cancer. It's the second cause of death globally and it turns out that our drug can potentially treat multiple different types of both solid cancers and blood borne cancers as well. Our concept is simple. We like to say as simple as 123. What you're seeing here is a computer representation of our drug in action. So, firstly, our drug is made up of two pieces, a targeting piece and an active piece. The targeting piece, which we've outlined in blue here is a target, targets the external protein on the cell surface membrane, which is outlined in violet. So the targeting piece finds the target on the external surface of the cell. And it turns out that this target is on the surface of almost all cancer cells, but it's not on the surface of normal cells, so it's a very specific target. Once we find the target on the cancer cell, the active piece of our drug actually acts like an icepick to poke holes in the surface of the cancer cell. And this kills this cancer cell almost instantaneous. Steve Evans 04:36 This is a new mechanism of action against cancer cells. And, importantly, our drug is also effective we've seen against certain cancer stem cells and this becomes very critical in the fight against cancer. And what you're seeing here is a schematic representation of our drug again, the dark blue targeting piece and the bright red, active icepick piece and the target on the cell surface of a cancer cell. As our drug attaches and pokes holes in the cell membrane, the cell starts to swell up. And once it swells to a certain size, it actually bursts like a balloon. And once it bursts, it explodes, and it dies. And it's important to realize here, that when cells are killed like this, when cancer cells are killed, and they burst and die, this doesn't spread the cancer. This kills the cancer cell and has no, no cause of any metastasis or spread of the cancer. This is the death of the cancer cell. We found that our target is present on many different types of tumors, both solid tumors and blood borne tumors. And just a couple of examples of our drug engaging the target. On the left hand panel here, this is a colon cancer stem cell line. And you can see these are live cells. And we've outlined the cells with a red fluorescent tag that tags the target red under the microscope. Our drug glows green under the microscope. And when you merge the two images, you can see what's called colocalization, in that the red and the green form a yellow. So you can see that here in this colon cancer stem cell line, our drug, the target is present, our drug attacks the target and engages the target. In the solid tumors, we've also seen our target engagement on a whole host of different cancers, just a few including melanoma, pancreatic, breast cancer, prostate and ovarian cancer. On the right hand panel, you're seeing a similar phenomenon. This is a leukemic blood cell taken directly from a patient, we're looking at it under the microscope. And here again, you see the drug and the target outlined in green and red. And when you merge the two images, you again have the colocalization showing that our drug engages the target. And of course, we've seen it on multiple different blood borne tumors as well, leukemias, lymphomas, histiocytic lymphomas as well. So, we feel that we have a large addressable market in the patient population based on the fact that the target is almost ubiquitous in cancer cells. But, interestingly enough, not really seen on the surface of normal cells. On the left hand side, here, you're looking at a still electron microscope picture of a cancer cell. The dark area here is inside the cell, and the light area here is outside the cell. This dark line is what's called the cell membrane that separates the inside of the cell from the outside of the cell. This is before treatment. And just after treatment, you can see what happens to this cancer cell. The cell membrane, the external cell membrane is completely disrupted, and the cell is dead. So this is a still micrograph. But recently, in our collaboration with MD Anderson, which is one of if not the top cancer hospital in the United States, and if not the world, we have done some collaborative work looking at live human leukemia cells under the microscope. So what you're

Transcribed by https://otter.ai - 3 - seeing here are four human leukemia cells, under a microscope. They're alive, and again, they've been tagged with a red dye that tags the external cell membrane red. So what you're looking at here is just the external cell membrane. What happens then is they're going to add our drug to the medium here. And our drug will glow green under the microscope, and you're going to see the drug rapidly attached to the cells and they swell and burst. Steve Evans 08:31 This one goes first, you see it bursts, the drug accumulate on the cell membranes, and the cells are bursting. And once you see them filled up with the green drug, that means they're dead. So when we saw this video, for the first time, we were really, really excited because not only did this demonstrate for the first time, in real time, the mechanism of action of the drug. But also very importantly, it turns out that the way you kill a cancer cell is extremely important. Most of standard chemotherapy and targeted chemotherapy kills cancer cells by a process called apoptosis. That's a process whereby the cells essentially turn off the lights inside the cell, one by one, the cell shuts down and reabsorbs. This process where we pop the cells almost like popcorn, we've actually coined a term for it, as opposed to apoptosis, we call this poptosis because the cells pop and die. This is a really important mechanism because when you kill a cell by poptosis, what happens is you disrupt the cell membrane, as you can see over here in this still. So when you disrupt the cell membrane, the cancer antigens, the cancer proteins, which are usually hidden from the patient's own immune system, that's where our immune system doesn't fight off cancer. These cancer antigens, these cancer proteins are now exposed to the patient's own immune system. So not only do we kill cancer cells, but we're anticipating a secondary, very personalized, beneficial response of the patient's own immune system to fight the cancer as well. We've seen again that the drug is effective both against cancer cells and also importantly, against cancer stem cells and not toxic to normal cells. The fact that the drug is effective against cancer stem cells is extremely important, because we all know that you can treat cancer and you can treat cancer again and again, and many times it comes back. Often the reason it comes back is because the cancer therapies don't treat the cancer stem cells, the cells that actually generate more cancer cells. Our drug has been shown to attack them as well. And I'll show you a little bit of data that, just in a minute. So we're focusing on Acute Myelogenous Leukemia, it's a type of leukemia, as our first clinical target. This is a terrible disease. There's a 25% five year survival rate in this disease despite numerous treatments that are already available. So there remains a huge unmet medical need for a new treatment for this deadly disease. Our study, in collaboration with the City of Hope Hospital in California, another one of our collaborators, another top cancer hospital, showed definitively that our drug treats leukemic cancer stem cells as well. And again, you can treat all the leukemia you want and knock down the cancer cells in the blood, almost always the leukemia comes back. And the reason for that is that the leukemic stem cells are hidden in the bone marrow, they're hiding there and they're really not often affected by regular chemotherapy. So what this experiment showed, and I won't go into the details, but basically, it's a model from their laboratory there that shows that any drug that shows a difference in survival, in these particular set of mice, is a definitive proof that our drug works to treat both the circulating leukemia cells and the leukemic stem cells in the bone marrow. And really importantly, our drug was shown not to have any what's called off-target hematopoietic effects. That means our drug didn't knock down the normal bone marrow. Many drugs, many cancer drugs, as you know, really deplete the bone marrow. Knocks down the red count, knocks down the white count. Does terrible things to your blood counts. So what they showed not only do we treat the regular leukemic cells in the blood and leukemia stem cells

Transcribed by https://otter.ai - 4 - in the bone marrow, but that our drug really has no toxicity on the normal bone marrow. So the patients can still continue to make blood. They, the laboratory that we're working with there at City of Hope, has shown that our drug has greater activity than some approved agents, as well. So they're really excited about this drug and anxious to get it into clinical trials. Just a little overview of what we provide versus a standard chemotherapy and targeted therapy, which is sort of all the rage now. Steve Evans 13:02 Again, just as a reminder, our drug OM-301 exploits a cell surface protein, unique to cancer cells. So it's like targeted therapy. But it's better because it's more specific, with less side effects anticipated. Turns out that a lot of targeted therapy goes after cancer mutations. There are lots and lots of mutations in cancer cells. It turns out that we think that our drug, OM-301 is independent of cancer genetics. So it may be able to work on multiple different types of cancers that are really hard to treat, because current drugs can't target those particular mutations effectively. And also, like chemotherapy, we kill cancer cells, but from the outside and not from the inside. This is important because one of the reasons that standard chemotherapy is so toxic, is that inside the cell, many cancer cells look pretty similar to what normal cells look like inside their cell, the mechanisms and the pathways are somewhat similar. So if a chemotherapeutic agent targets a cancer cell, it can also inside the cell easily target a normal cell. Since we're attacking the external cell surface, that's where our target is, we don't need to go inside the cell. So, again, another reason we're anticipating a lower if any toxicity of our drug. This is a very busy slide, I won't go over all of it in great detail. But, again, just to make the point that there are multiple other drugs out there that are trying to treat leukemia, and especially AML. They all have some advantages, but have a lot of disadvantages. They don't treat a lot of the mutations, and they have a lot of potential for side effects. That's why there's still a huge unmet medical need in leukemia and there's a 25% survival, despite the fact that there are a number of drugs out there. So we think that our potential for side effects is less likely. We can go after the mutation, cancers and we are targeted as well. Just a little bit about the regulatory pathway. We recently received in January orphan designation by the FDA for our first indication, which is Acute Myelogenous Leukemia. This is really exciting because this gives us seven years of exclusivity after approval for any orphan designation. So, in a sense, we think this is even better than having patents because, you know, nobody goes to sue the FDA orphan designation, you could always litigate a pattern, but you don't litigate with the FDA. We also filed a number of patents as well protecting a lot of the technology and we're building our patent portfolio. But this orphan exclusivity was really a key piece of our of our picture. We're also going to apply for orphan exclusivity in European theater as well. They grant 10 years of exclusivity for orphan designation. Just a little bit about us, a little bit about our team. You can see, in general, we have a really experienced team. It's a small team. Everybody has both large pharma and small biotech experience. Everybody is from a prestigious academic background, you know, Sloan Kettering, Cedars Sinai, MD Anderson, Harvard. And everybody's had a lot of professional experience in large pharma and small pharma as well. You see Pfizer out there, VTV. So, J&J. So we have a really good team of management, who I think are really going to be able to drive our product through the first clinical trial and to market as fast as possible. Our experts also are not just pretty faces on the page. We have the top leukemia experts on our team at the top cancer hospitals. We have Dr. Von Hoff at the Mayo Clinic. He's a physician and Chief at TGen and Chief Scientific Officer for US Oncology Research. They treat about 1/3 of all the cancer patients in the United States. Marty Tallman, the chief of leukemia service at Sloan Kettering, Michael Andreef, Head of Molecular Hematology at MD Anderson and Dr. Marcucci,

Transcribed by https://otter.ai - 5 - who will be our principal investigator, the Chief of Leukemia Research at City of Hope hospital. These doctors have all participated in our program. And especially when the stem cell data came out from City of Hope hospital and was published in 2000 and, 2020. They became really, really enthusiastic about getting this drug into clinical trials as fast as possible, because they see a tremendous potential to help patients. Steve Evans 17:33 So just a little deeper dive into why we're going after Myelogenous Leukemia as a first target. Well, we know the target's there. We've had, again, a Leukemia paper which came out of City of Hope hospital in a scientific publication, very top publication, demonstrated that. And again, because we attack the leukemic stem cells, this is a target, which we think, we already know we have a lot of data on, will be a perfect first target. It's a devastating disease. We have a possible Fast Track, Breakthrough, and Accelerated Approval capabilities at the FDA. Again, we published a really important paper in a top world class hematology journal. And very importantly, our advisors are at the top hospitals and institutions for cancer and leukemia. So this gives us a foot in the door for access to clinical investigators and access to sick patients as well to treat for our program. Our development plan is as follows. This year, we're anticipating securing financing to complete what's called the GLP tox studies, file our investigational new drug with FDA, and in one year from the date of our financing, initiate what's called a Phase 1/2a trial, a trial of our drug in patients with AML, leukemia. This will be a trial in relapsed and refractory patients. We anticipate the trial will go fairly rapidly. Because this is a drug which we'll be giving intravenously. And essentially we're giving the cancer a bath in the drug. So we expect to see a readout fairly early. And within one year, we're anticipating to complete this trial. And that will lead to a larger trial, a Phase 2B trial. The Phase 2B trial is typically 100, 150 patients. Many leukemia drugs have been approved after the Phase 2B trial. Some drugs have to go on to a further trial, but there's a good possibility that, of course no guarantee, that we can be approved at the end of the Phase 2 trial as well. FDA can always change their mind but we've had a good interaction early on with FDA and continue to have good interactions with them. So, we are certainly going to be applying for an accelerated pathway. So our launch window will be sometime between 2026 and 2027. There are multiple different pathways for investors to realize value in the company. One strategy is to commercialize the drug and do a standalone company. There are 25,000 cases each year of AML in the United States alone. So this drug could be used to treat over 10,000 of these patients. The current costs for AML treatments are between $40 and $100,000. So this could be an addressable market for this one indication alone of $1 to $2.5 billion. We have a second follow-on indication which we're working on programmatically right now, hopefully, to follow rapidly after our AML program, that's the program we're working on in multiple myeloma, and then we can expand from there. So for one indication, we have a huge potential market. If we can get other indications, this is a blockbuster drug. So one strategy is to go alone on commercialization. Another strategy, of course, is to partner and license out OM-301. In last year, in 2021, there, actually, there were somewhere over 500 oncology deals, 130 of them had their financials listed. And of those 130+ deals, they had a value of over $73 billion, including 24 of those deals for sure larger than a billion dollars in value. So basically, there are multiple, multiple different potential strategies for an exit. And you know, our management team is really focused on building the maximum amount of investor value, and growing the pipeline to get the best value, whether it's licensing, M&A, or commercialization. So far, we've raised $2 million. As a founder of the company, I've invested in the company. Our other founders have invested as well. And we have a

Transcribed by https://otter.ai - 6 - small group of investors who have come in over the years. We've gotten as far with this as most companies at our stage have gotten with $10 to $15 million investment. The reason is we've been very efficient in our spend. None of us have taken salaries until this point. This has been a passion for us to get this drug, to clinical trials in market. And also we've been able to leverage the enthusiasm of our investigators at these top hospitals, to do a lot of research for us and with us, at a fraction of the cost that if we were a large commercial company, it would cost. We are aiming to raise a total of $15 million to get to clinical proof of concept through our Phase 1/2a clinical trial for OM-301, and you can see the metrics over here. Thanks so much for your interest. And we're happy to have any questions. Obi Chukwuma 22:36 All right, thank you so much, Steve. Just a reminder that if you have any questions, just please type them into the Q&A box at the bottom of the screen. The first question here, can you speak to your patent protection? Steve Evans 22:47 Sure. So we have, first of all, we have orphan drug designation for AML. So that's a really important piece of protection, because that gives you market protection for seven years after the drug was approved. We have a filed multiple patents, new patents protecting our portfolio, and we're waiting for office actions on those patents right now. We filed in US, PCTs in Europe and in Asia as well. Obi Chukwuma 23:19 any independent confirmation of results. Steve Evans 23:23 Yes, in fact, all of these laboratories that we're collaborating with are independent laboratories. We have worked with the investigators at a number of different hospitals, including Drexel University, University of Adelaide in Australia, City of Hope Hospital in California, as I mentioned, and MD Anderson as well. All of these hospitals, they're not, if you will, on the payroll of Oncolyze. We've provided them with the drug so they could test the drug and a small amount of research support so they could buy reagents and, you know, animals to test. But we haven't provided any significant support that would give them any conflict of interest. So they are indeed independent. And the fact that we've had a number of publications come from these institutions, the Leukemia paper, for example, that is in a peer reviewed scientific publication. We couldn't, that's as independent as you can get. We couldn't control if we tried. Also, there have been other papers and other journals, scientific journals as well, recently and dating back a number of years. So there's really a lot of synergistic information coming from our investigators. For example. Another hospital we collaborated with early on was Moffitt. And they had some early findings which were confirmed both by City of Hope hospital and by MD Anderson. So there's a lot of cross fertilization and a lot of confirmation of the results. And I can say unequivocally that they're completely independent. Obi Chukwuma 24:57 Can you discuss any competitors utilizing the same approach? Steve Evans 25:02

Transcribed by https://otter.ai - 7 - We do not know of any competitors targeting external extracellular HDM2 with either a peptide or an antibody or any other type of, of substance at all. There could be stealth projects going on at pharmaceutical companies but not that we're aware of, we think that our approach to targeting HDM2 on the cell surface is unique. Obi Chukwuma 25:28 Once the cell bursts, what happens to the fragments that are left in the body? Steve Evans 25:33 Great question. The fragments are, there's a whole sort of cleanup system, if you will, in the body. Cells are dying all the time in the body. You know, the intestines are a perfect example. And cells are regenerating themselves. Blood cells are dying all the time, and being regenerated. So they're, by definition, there has to be a mechanism where any type of cell fragments from any type of cell death, whether it's normal cell death, or you know, we go after and kill the cells have to be cleaned up. So these fragments, several things will happen to them. Either, you know, some of the proteins will be presented to the patient's own immune system, as I mentioned, and they'll essentially gobble them up and hopefully make antibodies to them. There's a whole other set of cleanup cells, you know, vacuum cleaners and sweepers, if you will, in the body macrophages, for example. And they essentially ingest cell fragments and digest them and then the contents are excreted through the blood and the kidneys, liver. Obi Chukwuma 26:35 How was the drug administered? Steve Evans 26:38 We intend to administer the drug intravenously. That's the most direct route to give this drug to the patients. At some point in the distant future, this is this is a peptide. So this is this at the current stage of the company and the technology development. peptides are generally not given orally. There are some startup companies that we know of that are starting to develop methods to deliver drugs like this orally as well, but certainly for the first clinical trial and our anticipated first to market. If our trials are successful. This will be an intravenously given infusion. Obi Chukwuma 27:19 How do you ensure the drug delivery is targeted and precise? Steve Evans 27:23 I'm sorry, it's targeted and Obi Chukwuma 27:25 precise Steve Evans 27:28 So that has to do with the targeting piece on the drug. So this drug, if you remember, the graphic that we showed earlier, has two pieces, a targeting piece and an active piece, which we call the icepick part.

Transcribed by https://otter.ai - 8 - The targeting piece is very specific. It's essentially, it's like an antibody, it's like a lock and key. It goes after a very specific thing, and it won't attach to anything else. So the fact that this specific thing that it goes after, our target extracellular protein HDM2 is found pretty much only on the surface of cancer cells, and we haven't seen it on the surface of normal cells. By definition, it's a lock and key. So just like an antibody is specific for a particular type of target, it's a lock and key, our drug, our peptide is also, has that type of specificity. A big difference is that our drug is really simple. As opposed to an antibody, which is a very complex, large protein, hard to manufacture, hard to get, you know, real specificity on, has off-target effects, has a different mechanism of action, we go directly to the target on the cell surface and attack the cell surface directly. It's, it's a very simple physicochemical attack. And it's very specific. Obi Chukwuma 28:45 Well, this drug / treatment be affordable and bypass their requirement of insurances and their agents. Steve Evans 28:51 That's an excellent question. The drug, we'll go through, you know, the standard, basically a process of approval first. And then, you know, all of it is ends up being a negotiation with the insurance companies and the government, of Medicare and Medicaid, to determine the price of the drug and the pricing. So, obviously, as a company, we prefer as high pricing as possible to bring value to our investors. But you know, we also understand that there are patients out there who need the drug and probably can't afford the drug and don't have insurance. So many companies have a program for this type of situation. And hopefully, we get through our clinical trials when we get through approval, and then we can address that situation a little more concretely at that time. Obi Chukwuma 29:39 Have you performed in vitro or in vivo studies to determine which mechanisms cancer cells might use to become resistant resistant to chemotherapy? Steve Evans 29:49 Great question. We have not performed those studies. And it's very difficult to perform the multiple passage studies for this particular type of drug to do that and because of the effect that we've seen on cancer stem cells from the Leukemia paper, we think that the, you know, programmatically, we could spend a lot of money doing that, but essentially, the proof of the pudding is in the eating, if you will, and that is best seen, and our advisors have opined on this, that's best determine in the clinical trial itself. Obi Chukwuma 30:23 Why did you choose crowdfunding as a route to fund? Steve Evans 30:26 Great question. We've been following crowdfunding, I've been following crowdfunding for quite some time. I've been very impressed. There are a number of different platforms there that have raised significant amounts of capital for startup companies such as us. And we thought that because we are a biotech company, we're you know, we're sort of an early adopter of many things. And, you know, there's been a number of medical devices on these crowdfunding platforms, but not many biotech

Transcribed by https://otter.ai - 9 - devices, not that many biotech companies. So, we felt that this was a good opportunity to be sort of in the first and foremost group to go out and face investors. Obi Chukwuma 31:08 Can we expect updates from the company as things proceed? Steve Evans 31:13 Absolutely, regularly? That is part of our plan for crowdfunding, of course. And yes, the simple answer is yes, we will be giving updates absolutely along the way. Obi Chukwuma 31:27 Doesn't spilling the cell content trigger inflammation in the body? Steve Evans 31:33 Great question. There's a particular phenomenon. And that's called tumor lysis syndrome. This is a well known phenomenon. And here's here's what that's about. If you have just a small amount of tumor in your body, the amount of spillage that you get from these types of, you know, from killing cancer cells like that, with lysis and necrosis is not anticipated to cause significant inflammation. If you have a large tumor burden, and some leukemia patients do indeed have a very large tumor burden, there's tons and tons of leukemic cells circulating in the blood. If you have a large tumor burden, you can get what's called tumor lysis syndrome. And that is when you kill a bunch of cancer cells at the same time, they do exactly what the question asked, they spill their contents into the bloodstream. And they can affect multiple different organs as well. So this is a well known phenomenon. And it is prophylaxed for, there's a there's a specific medication prophylaxis regimen which is given to patients where you're anticipating tumor lysis syndrome, and it prevents a tumor lysis syndrome. And this, this is baked into every clinical trial, where you're anticipating a heavy tumor burden like leukemia. And also the other thing is that you pretreat these patients with a drug, which knocks down the circulating blood leukemia cells, in other words, temporarily, but it doesn't enough to prevent tumor lysis syndrome. So it's a concern. We consider tumor lysis syndrome to be what's called a high class problem. Otherwards if we had, you know, an issue of tumor lysis syndrome, we know that we're killing the cells, and of course, you know, we would bake into the protocol prophylaxis for that. Obi Chukwuma 33:13 Do you have any indication of the dosing schedule that would be required and how long someone might actually be on a treatment like this? Steve Evans 33:20 So so we'll learn a lot about that in our next development phase prior to filing with the FDA, in what's called the GLP toxicology phase. But what we're anticipating is that we'll do somewhere between a daily infusion between 21 and 28 days. And of course, the first patients who come into the protocol, you know, we'll see what, what we plan is basically a dose escalation protocol, you take the first three patients and you give them a low dose, then the next three patients you give a higher dose, if you see any toxicity, you stay at that dose, and you give that dose or you cut the dose down. So there's a well

Transcribed by https://otter.ai - 10 - known protocols to do that. But we're anticipating somewhere for the first clinical trial to be between a 21 and 28 day daily infusion. Obi Chukwuma 34:08 Are there any cells in human, any other cells in the human body that are similar to cancer cells that can be attacked by this drug? Steve Evans 34:15 It's certainly possible. We haven't seen any of our target on the normal cell lines that have been studied. And again, the proof of the pudding tends to be in the in vivo data. And the animals that we've dosed with the drug have tolerated the drug extremely well. We've seen no off-target toxicity in either histopathology looking under the microscope, or in gross pathology looking at the origins or in the bone marrow, either. So it's certainly possible that there are other cells that could be affected by our drug. But the the actual live data from animals doesn't speak to that as well. Obi Chukwuma 34:57 And the final question we have here today, is there a way for investors to get a preference in the human trials? Steve Evans 35:06 That's a tough question. And that is a question of what's called compassionate use. So when a company does a clinical trial, there is a, you know, there's a protocol, and there's a particular patient population, which is well defined. And those patients are enrolled in trial, always in a clinical trial, especially with the new drug with a great potential. There are always patients who are, you know, untreated, with a different type of cancer from, you know, another center or, you know, have failed multiple drug trials, and are really an extremist that wants to try a drug that's being in a clinical trial. So that's called compassionate use. And basically, that's a question of whether the FDA will allow compassionate use, as an exception to enrolling patients in the clinical protocol. So that's something we'll discuss with FDA. But basically, this is a discussion you have with FDA at the time, so I can't promise right now that an investor would have a preference in terms of either enrolling in a clinical trial or, you know, going through the compassionate use protocol requirements for the FDA. But, you know, we we talk to everybody and, you know, you know, we're physicians, as well as researchers, and scientists and entrepreneurs, and we care deeply about patients, whoever they may be, and whoever they contact us. And, of course, we try to find the best solution for whoever contacted us, including from the investor base. Obi Chukwuma 36:39 All right, in fact, we have one more for today, what is the expected half life of the drug? And what is its metabolic pathway? Steve Evans 36:47 Great question. The half life of the drug is short, which is one of the reasons we're planning a daily infusion. The half life of a peptide of this size in the body is 12 to 15 minutes. So you plan for an infusion of approximately an hour to achieve enough of a concentration to get the drug to bathe the

Transcribed by https://otter.ai - 11 - leukemic cells in the treatment. The metabolic pathway is very straightforward. It's actually not metabolized by the liver, there are what's called peptidases. They're like little pacmans, and they attack a peptide from both ends, and then chew it up. And then you get the component amino acids. So it's not actually metabolism, it's more of an enzymatic degradation. There are actually ways to prolong the half life of these types of drugs. There's some chemistry that you can do to tweak it, and you can make it hours or days. But we decided that for the first clinical trial, it would be advantageous to have a short half life because if we did see a toxicity in the patient, we simply turn off the drug and it's gone within 15 minutes. Obi Chukwuma 37:53 All right, well, thank you so much, Steve, and Alex, and everyone for tuning in today. As a reminder, if you have any remaining questions, you can post them directly on the Oncolyze's discussion forum at the bottom of their SeedInvest profile and the company will be quick to reply. Once again, thank you all for tuning in and have an excellent day everyone. Steve Evans 38:11 Thanks so much, everybody. Have a great afternoon.

Transcribed by https://otter.ai - 1 - Webinar – 2022-07-07_Transcript SUMMARY KEYWORDS drug, cancer cells, patients, treat, protein, cancer, leukemia, target, treatment, cancer stem cells, arthritic joints, osteoarthritis, site, called, fda, cell, cartilage, protease, phase, question SPEAKERS Aleksandar Stojanovic, Obi Chukwuma, Steve Evans Obi Chukwuma 00:06 All right, thanks everyone for hopping on today. We're just gonna give people a moment to join and we're gonna go ahead and get started shortly Obi Chukwuma 00:44 All righty, good afternoon everyone. My name is OBi Chukwuma and I'm a member of the Venture Growth team here at SeedInvest. I'm very excited to be hosting you all today for SeedInvest Biotech Industry webinar. Today we are joined by Oncolyze's CEO Steve Evans and COO Alex Stojanovic and Joey Bose the President and CEO of Cytonics. Each team will be giving a 15 minute investor presentation, which will be followed by an audience Q&A. If you have any questions that you would like them to answer, you can type it into the Q&A box at the bottom of your screen. First, I'd like to introduce you to Oncolyze. Oncolyze is a biotech company aiming to treat cancer by exploding cancer cells. The campaign has already surpassed $1 million in reservations. Alex, Steve, I'll let you both take it away. Steve Evans 01:30 Thanks so much for the kind introduction, Obi, and since you've already stated our first slide, we can launch right into the presentation. And thanks, everybody, for taking the time this afternoon to join us for a really exciting look at our company. Just a little disclaimer, which I'm not going to ask you to read or read to you but just needs to be shown because we're now SEC regulated, and we'll launch right in. So as you all know, current cancer treatments have significant toxicity problems. Although we can treat cancer, Also, the treatments that we use affect normal organs as well and we can cause great harm to the rest of the body while trying to achieve a good result. Oncolyze, this is us, is an early stage biopharma company based in New York, we're developing innovative cancer therapeutics. Our mission is to provide cancer patients with a novel treatment that selectively picks out cancer cells and pokes holes in the cell membrane, causing them to explode and die while leaving normal cells alone and intact. Though, as you all know, cancer is a terrible disease, it's the second leading cause of death globally. And turns out that our drug can treat multiple different types of cancers both solid tumors such as pancreatic, ovarian, breast cancer, and blood cancers, such as lymphoma, leukemia. The estimated impact globally of cancer is over a trillion dollars. About 18 million people every year have cancer. And about 10 million patients die each year. One in five people will develop cancer by the age of 75. So despite all of the treatments in our armamentarium and our fight against cancer, whether it's surgery,

Transcribed by https://otter.ai - 2 - radiation, chemotherapy and new targeted therapies, cancer remains a huge unmet medical need. So our concept is simple. Our drug is made up of two components. It has an active piece and a targeting piece. The targeting piece is a piece that finds the target on the external surface of nearly all cancer cells, but not normal cells. Then the active piece pokes holes in the cell surface killing the cancer cell almost instantaneously. So what we've shown here on the right hand side is a representation by computer modeling of the target of our drug, which is outlined in light violet here. And this is our drug. It's one drug, but it's really two pieces that, one is the piece that binds to the target, finds the target and binds specifically there. The other piece we like to call the icepick, or the active piece, this is the piece that actually stabs holes in the cancer cell membrane. And when you stab holes in a cancer cell, it swells up and it dies. And here's an example of that by a graphic. So you can see here, the target on the outside surface of a cancer cell here, the light violet, and you can see schematically our drug is attached to the target. The targeting piece of our drug, the dark blue is attached to the light target. And then the red piece, the active piece, the icepick is going to stab holes in the cell membrane, and here we've drawn schematically holes in the cell membrane and as you poke holes in a cancer cell membrane, it absorbs water from the surrounding area, and it starts to swell up and then it bursts, it pops like a balloon. And when it pops, it bursts, explodes, it's dead, and it can do no more harm. We have found the target of our drug on multiple different types of cancer cells, for example on solid tumors like melanoma, pancreatic, breast cancer, prostate cance, ovarian cancer, and for the hematologic tumors, the blood borne tumors, leukemias and lymphomas. And these are just two examples. This is a colon cancer stem cell line on the left hand side here, human colon cancer. And here we've outlined the target with a red fluorescence. These are live colon cancer stem cells, we've outlined the drug in a green fluorescence. And when you merge the two by a technique called confocal microscopy, you can see that the red and the green are merged. This is what's called colocalisation. This tells you that target is there on the cell surface, this tells you our drug is also on the cell surface, and it has engaged the target. This is an example from a human leukemia cell taken directly from patients. This is from work we've done at City of Hope hospital, again, you see the outline of the drug, and the target. And when you merge the two pictures, you have the yellow colocalization. So we think that our target is present on probably over 30 different types of cancer cells, and then we can engage these cancers, and we can treat them Steve Evans 06:02 the drug acts very selectively, and very rapidly to destroy cancer cells, but not toxic to normal cells. So on the left hand side here, you can see this is an electron microscope picture, this is a breast cancer cell with triple negative breast cancer. Before treatment, you can see the cell is intact. This is the outside of the cell here and light gray, this is the inside of the cell and dark gray. And this is the cell membrane that separates the inside from the outside of the cell. And this is where our target is on the outside surface of the cell membrane. After a very short period of treatment, you can see what happens to the cell. It's completely disrupted and the cancer cell is dead. So these are still photographs. But recently, in our collaboration with MD Anderson down in Texas, the top cancer hospital in the United States, if not the world, we've obtained some really wonderful videos. What you're looking at here under the microscope, is an experiment where they took again, human leukemia cells, and they outline the cells in red with the standard red cell tag. So these are live leukemia cells, these are bad cells under the microscope looking here, and what they're going to do then is add our drug to the medium and our drug glows green under the microscope. And you're going to see the drug rapidly attach to the cell

Transcribed by https://otter.ai - 3 - surface of these cancer cells. And they're going to pop and explode and die. So just a quick video and you'll see one by one, see the drug attaching to the cell. As soon as the cell explodes. Everything rushes inside the cell from the outside, these cells are dead, these are dead cancer cells now. So we've rapidly killed these cancer cells in a very selective manner. And notice how the cancer cells have been killed. The cell membrane is disrupted here, these no longer resemble cells, they're just basically dead pieces of material. This is a really important video because not, not only does it show that the cancer cells are killed. But what happens when you kill a cancer cell like this is that the cancer cell antigens that are hidden from the body's immune system, which are living on the surface of the cancer cell, they're now exposed. So you know, just a little aside, why doesn't our body fight off cancers that we have, because our immune system doesn't recognize the cancer, cancers are hidden or cloaked to our immune system. So this way that you kill cancer cells by disrupting their cell membranes, also exposes the cancer cells, this particular cancer ,to the body's own immune system. So what we're anticipating is a secondary beneficial effect of the body's own immune system against the cancer, sort of a really personalized, as personalized as you can get, treatment for the cancer. Importantly, what we found is that our drug is effective not only against cancer cells, mature cancer cells like these, but also against cancer stem cells. This is really important as well, because you can get rid of all the if you will, adult cancer cells, that you want to, but the cancer we know always comes back. Cancer has a really nasty way of recurring. And the reason is that the cancer stem cells, which are hidden from most chemotherapies and targeted therapies are constantly renewing the cancer. So a treatment that can treat both the cancer cells which are obvious, and also that's hidden cancer cells, and expose the cancer to the patient's own immune system, it's a potentially win win win situation. Also, importantly, we've seen that because the target is pretty exclusively living on the surface of cancer cells and not normal cells, the drug does not appear to be toxic to normal cancer, to normal regular cells in the body. Steve Evans 09:31 Our focus as a company for our first target, and as I said, we can treat many different types of cancers with solid tumors and liquid tumors. Our first focus is going to be on Acute Myelogenous Leukemia. This is a deadly disease with a huge unmet medical need. Because no matter what you do to these patients, no matter what kind of treatments you throw at them, whether regular chemotherapy, targeted chemotherapy, bone marrow transplantation, Acute Myelogenous Leukemia or AML comes back 75 80% of the time, so it's a terrible five year survival rate. So even though there are a lot of treatments out there, which are designed to treat this disease, nothing works very well. So we feel that we have a really unique potential to go after this as our first target. And one of the reasons that we're going after this particular target first Acute Myelogenous Leukemia, is that our work with the City of Hope Hospital in California, another really top cancer hospital, has shown that our drug, again not only treats the leukemia cells that are circulating in the blood, but also treats the hidden cancer stem cells that are hiding out of the bone marrow. And this is just an experiment. I'm not going to go into the details now. But I'm happy to if anybody wants to at a later time, showing that our drug prolongs survival in a particular type of experiment, which is designed specifically to show if there's an effect of a drug on the cancer stem cells as well. So any prolongation of survival you see in this particular type of experimental model is a sign, a really definitive sign that you're treating the cancer stem cells. And this is another important part of the experiment, this experiment was performed on cancers that were taken directly from patients with leukemia. So the City of Hope hospital is, of course, a very important leukemia treatment center, they were actually able to take the blood from leukemia patients and implant it directly

Transcribed by https://otter.ai - 4 - into the mice to do this experiment. So this experiment is really, really very important. And this is the experiment that got really almost all of our, actually all of our key opinion leaders, all of our investigators, really excited to try and get this drug into the clinic, into a clinical trial as fast as possible. And the model also showed no off-target effects. That means there was no bone marrow suppression. And this is very important, because almost all the drugs out there to treat leukemia, suppress the bone marrow. And if you can get away without suppressing the bone marrow, you avoid a whole host of terrible side effects. So this is what got everybody really super excited about this drug. Just a little bit of an overview of why we think we're you know, why we're so excited about this is that we think we provide the best of both chemotherapy and targeted therapy in one, so like targeted therapy, which is existing for certain cancers, we exploit the cell surface protein target that we talked about earlier. But we're better than chemotherapy, because we're more specific for that target, but less anticipated side effects. Very importantly, also, we've seen that our drug is independent of cancer genetics as well. It appears to work at the surface, regardless of the the mutation of cancer. Now, many different types of cancers have multiple different types of mutations. So those mutated cancers are really some of the hardest to treat. And we've seen in a number of different cancer models, that our drug is really effective against these highly mutated cancers. And in fact, if you've seen the newspapers recently, you've seen a study from the Memorial Sloan Kettering where they treated rectal cancers with a particular subset of mutations very successfully. We've shown that at least in the animal models with our work from Drexel University, that actually our drug works against this particular type of cancer with that particular mutation. So we think that this is a really important part of the armamentarium against cancer. And also, because we kill the cells from the outside, rather than the inside, we don't interfere with the normal set of their mechanisms. The reason that standard chemotherapies are usually so toxic, is because the inside of the cells where they have to go to act, the inside of a cancer cell looks pretty similar in many ways to the inside of a normal cell. So when you interfere with the intracellular mechanism of a cancer cell you often interfere with the normal cells as well that's why chemotherapy tends to be so toxic, your hair falls out you know terrible side effects because we don't need to... Obi Chukwuma 14:15 Steve, I think you might be frozen All right, bear with us everyone, he's experiencing a little technical difficulties. We'll be up in a moment. Aleksandar Stojanovic 15:22 Obi. Obi Chukwuma 15:24 Yes. Aleksandar Stojanovic 15:25 Perhaps I can try to take up take over from here. Obi Chukwuma 15:28 Perfect. Yeah, that'd be great. Aleksandar Stojanovic 15:29

Transcribed by https://otter.ai - 5 - Let me, I have the presentation up and running. All right. Hi, everybody. This is Alex Stojanovic, I'm the Chief Operating Officer at Oncolyze. Sorry about the little IT hiccup. So, Steve left off on the prior slide where he talked a little bit about the the different benefits of OM-301. I want talk a little bit about the commercial factors here. One of the exciting parts of OM-301 is that we have received FDA designated orphan designation from from the FDA earlier this year, which gives us seven years of exclusivity for OM-301. We're also, we also have plans to apply for similar orphan designation from the European Medicines Agency, the EMA, which will also give us 10 years of exclusivity in the European Union. In addition to that orphan designation, we also have a variety of patents in our portfolio that we have applied for and that grants us different types of protection. Okay. Steve, would you like to continue from here? Steve Evans 16:47 I'm back on. Somehow I got knocked off? Aleksandar Stojanovic 16:51 Sure. I walked, I walked through through the slide on intellectual property, but if you want to you can continue from here. I'm happy to keep navigating the presentation. Steve Evans 17:03 Okay. Okay, sorry about that. Somehow the internet knocked me off. So, can you stop sharing so I can share? Aleksandar Stojanovic 17:14 Sure, go ahead. Steve Evans 17:26 Okay, can you see the screen? Can you see my screen, Alex? Aleksandar Stojanovic 17:34 Yes. Steve Evans 17:35 Yeah. Okay, great. So, Alex, you walked through the intellectual property slide. So apologize for that glitch. I don't know. The internet just kicked me off there for a moment. Just a little bit about us as a team. We are experienced team both in small biotech and large pharma as well. Everybody has both a prestigious academic background, Harvard, Rockefeller University, Cedars Sinai, MD Anderson, as well as diverse professional experiences in both small pharma and large biotech, Lilly, Pfizer and also our collaborators are top tier as well, the top cancer hospitals in the world, MD Anderson, City of Hope. Memorial Sloan Kettering, Moffitt, Mayo Clinic as well. So we have a really experienced, really tight team, our experts again, the top leukemia experts in the world. Dr. Tallman just moved from Memorial Sloan Kettering to Northwestern. Dr. Andreef at MD Anderson, Dr. Marcucci, at City of Hope. And Dr. Van Hoff at Mayo Clinic, these will be our clinical sites. And all of these doctors are really excited to get this drug into clinical trials as fast as possible. Just a brief summary of why we're going after leukemia again. Basically, the target is present and it's unique. It's on the surface of both leukemia cells and

Transcribed by https://otter.ai - 6 - leukemia stem cells not on normal blood cells. So we think we have a chance to actually cure this disease, not to just slow it down because we can get rid of the cancer stem cells as well. Patients don't survive well. And this is important because the FDA has given really fast clearance to a number of AML drugs because even though there are a lot of drugs out there that are trying to treat AML nothing has worked well. So we think the regulatory climate is really excellent for treating myelogenous leukemia. We have a very strong preclinical program from City of Hope and MD Anderson. We have a recent publication in the most important blood cancer journal in the world, probably Leukemia. And again, our experts are world class experts at the top leukemia, so we've got a foot in the door for access to the clinical investigators and also to the patients as well. Our development plan is to secure our financing with this Reg A + financing, complete our GLP toxicology studies and file with the FDA for our investigational new drug. Within a year of financing, we anticipate we'll be able to start our clinical trials with Phase 1/2a clinical trial in relapsed and refractory patients with AML. This trial should go pretty rapidly, because think about it, leukemia cells are circulating in the blood. And when we're giving the drug intravenously, we're essentially bathing the leukemia cells in the drug. So we're expecting to see early clinical readout. And this could lead to a Phase 2B trial if the Phase 1/2a trial is successful, within a year or to a year and a half. Importantly, several of the leukemia drugs that are currently available have actually been approved after the end of Phase 2B trial. So there's a chance, no guarantee, but certainly a chance that we could be approved fairly rapidly after a small Phase 2B trial of maybe 100 150 patients, that would really accelerate the program. If we have early approval, we'll be in market, obviously, you know, a year or two earlier than otherwise. And that will depend on FDA, of course, and then by latest 2027, we plan to launch the drug for patients with AML. Our commercialization strategies, we're pretty agnostic to how we plan to commercialize the drug, we want to bring the maximum value to our investigators, sorry, to our investors, and at the same time, bring the drug to market as rapidly as possible. So there are 25,000 cases of AML each year in the US and we could treat as up to 10,000 of those patients. That translates to an addressable market of between $1 and $2.5 billion alone for AML. So just this one particular indication, and we have other indications in the works already and planning for follow on, for example, multiple myeloma may be our second target. This indication alone is a huge market. And of course, if we get one or two more indications, this is a potential for a blockbuster drug. There are still lots of deals being done in oncology, despite the fact that the market conditions are very difficult right now. In 2021, there were 130 oncology deals, 24 of those were larger than a billion dollars in value. So again, we're going to aim to build value for our company and for our investors, whether it's be a licensing, M&A, or commercialization. Steve Evans 22:27 Just a brief overview of our past financing, we've raised $2 million to date. This particular raise is a $15 million Reg A+ financing, a $15 million raise at a $30 million pre money valuation, I'd just like to make make one quick comment on the amount of money we've raised in the past. Most biotechs that are our stage have at least $10 to $15 to $20 million dollars into the company already. And their valuations are therefore much higher. The reason we've been able to do so much with so little is that we have been able to leverage the enthusiasm of our investigators at the various different medical centers that we work with, to do huge amounts of research for us for very, very little investment. You know, the study that we've done with City of Hope, for example, that was published in Leukemia. If we were a Merck or Pfizer, that's a that's a $5 to $10 million study. The work out of MD Anderson, several million dollars. We've managed to do it, really because these investigators have leveraged their own institutional

Transcribed by https://otter.ai - 7 - resources to do this work for us that basically for for, almost for nothing. And none of us has taken salaries since the inception of the company. This has been something that we believe in personally, we've invested our own money into the company and a lot of our time as well. So we despite that this looks like a little number, this $2 million. This represents a huge amount of advancement. And we're very proud of that. And that's, that's all I have to say. Thank you very much for interest. And I'll be happy to take any questions. Obi Chukwuma 24:00 All right. As a reminder, if you have any questions, just type them into the Q&A box at the bottom of the screen. The first question here, how can you identify specific leukemic stem cells? Are these based on cell surface markers or something else? Steve Evans 24:15 Oh, that's a really excellent question. So leukemic stem cells are almost defined as an operational definition. They're really hard to identify by stem cells by surface markers, because they're very similar to some of the other cells there. There are some CD markers on the surface, which can identify them. But basically, the way that you identify them is via this particular experiment that was done to see if there's an effect on them. They're very hard to separate out leukemic stem cells and do a separate experiment in a test tube in vitro to see if your drug has an effect. So what you do is you take leukemia directly from patients which will have both leukemic blasts that are circulating in the blood and leukemic stem cells and as well, and you implant those leukemic cells into mice, and you allow those leukemic cells to grow. So the leukemic stem cells go into the bone marrow of the mice, the blasts grow in the blood. And after the leukemia engrafts, you then treat those mice either with a placebo, one group, or the drug, the other group. That's not a primary survival experiment. What you do then, is you sacrifice both sets of mice for two weeks. And then you transplant the blood and the bone marrow from those mice into two other groups of mice. One second group of mice receives the blood and bone marrow from the placebo mice, and one gets the blood and bone marrow from the drug treated mice. If there's any difference in survival at all, between the two groups, you have definitively shown that you have treated and knocked down the cancer stem cells, leukemic stem cells. So it's it's an experimental definition. And it's the definitive experiment, because you can't really separate out the leukemic stem cells, you know, from the bone marrow in a test tube and treat them separately. But in fact, we think that this model, and so does our investigator, that this model is even more robust, because it shows that not only definitively are we treating the stem cells, but they're also no off-target effects of the drug either. So the mice otherwise did well. Obi Chukwuma 26:20 Do you plan to use a CMO for clinical and commercial manufacturing? Steve Evans 26:26 Excellent question. For our investigational manufacturing. We have already identified a manufacturer. We've worked with a particular manufacturer in the past, but we're gonna go to a different manufacturer for our IND enabling work, for our FDA requirements. And we'll probably stay with that manufacturer for the clinical trials. And then we'll see afterwards, we're clearly not going to make the drug ourselves. The drug is manufactured in a relatively standard way. It's a peptide drug, amino acids are strung together

Transcribed by https://otter.ai - 8 - in a chain. And a number of different companies do this. So the trick is to pick the right company, which we think we have Obi Chukwuma 27:05 You stated that you have more specificity in identifying the protein you recognize on the cell wall compared to competitors. Can you talk more about that? Steve Evans 27:14 Well, actually, as far as we know, there is no other drug or other antibody or any other approach at this point that, could be, could be a laboratory at Merck or Pfizer or a competitor. But as far as we know, we are the only company going after this particular target on the extra, external surface of stem cells. It turns out that our target, which is on the outside of cancer cells is protein called HDM2. This is a target, which has been well known for many years to be inside cells. And in fact, it is considered to be a cancer protein. In other words, if you have a lot of this protein inside a cell, it drives the cancer to multiply. Many, many different companies have tried to target this particular protein HDM2 inside the cells, and none of them have succeeded. Again, for that type of approach, you have to go inside of the cell and treat that particular pathway, that particular protein with the drug and you can interfere with normal cells as well. So those drugs turned out to have toxicity and not be particularly effective. The unique discovery that our inventor of the drug discovered was that this protein, this target, which had been known for many, many years to be inside of the cells, he discovered fortuitously, in an experiment that it was existing on the outside surface of cancer stem cells. So this is the unique target. And as far as we know, we're unique company going after this target right now. Obi Chukwuma 28:46 Right, and the last question we have time for today, in your opinion, what are the largest challenges for this agent moving forward? Steve Evans 28:52 I would say the aside from financing, which in this environment is by far the largest challenge. We've already done, GMP manufacturing, that's good manufacturing practice, we've already been to FDA for a pre-IND meeting. So FDA is aware of us. FDA has basically was very favorably disposed to our previous submission to them. We recently received orphan drug status with the FDA as well, which means that we have market protection for anywhere from seven years for each indication that we go for, and an AML is our first indication. So we have had a very good regulatory interaction so far, but regulatory is always a risk. Clearly aside from financing, there's a risk that the drug either won't work in the clinical trials. It may not be effective, or it may be toxic. It may have an unknown toxicity that we don't know about and we haven't seen. Those are always risks. But aside from the regulatory, the financing, and the the effective and toxicity risk, if we get through the Phase 1 clinical trial successfully, I think we have a pretty clear pathway to getting to commercialization. Obi Chukwuma 30:10 All right, thank you so much, Steve. And thank you, Alex. Steve Evans 30:15

Transcribed by https://otter.ai - 9 - Thank you Obi Chukwuma 56:28 All right, thank you so much Joey. And thank you, Alex, Steve, and everyone else for joining us today for the biotech webinar. As a reminder that if you have any remaining questions as part of your due diligence, you can post them directly onto the discussion forums at the bottom of both Oncolyze's and Cytonics' SeedInvest profile, and the teams will be very quick to reply. Thanks again for taking the time today and I hope everyone has an excellent rest of the day.